AGREEMENT

                            DATED APRIL 1, 1996

                                $300,000,000

                          REVOLVING CREDIT FACILITY

                                     FOR

                            CARNIVAL CORPORATION


                                 ARRANGED BY

                      NATIONSBANC CAPITAL MARKETS, INC.










                                   London














THIS AGREEMENT is dated April 1, 1996 between:-

(1) CARNIVAL CORPORATION a company incorporated in The Republic of Panama (the "Company");

(2) NATIONSBANC CAPITAL MARKETS, INC. as arranger (in this capacity the "Arranger");

(3) NATIONSBANK, N.A. as the underwriting bank in respect of the Committed Facility referred to below and a bid option bank;

(4) NATIONSBANK, N.A., London Branch as Swingline Bank (in this capacity, the "Swingline Bank"); and

(5) NATIONSBANK, N.A., London Branch as facility agent (in this capacity the "Facility Agent"), and bid option agent (in this capacity the "Bid Option Agent").

IT IS AGREED as follows:-

1.           INTERPRETATION
1.1          Definitions
             In this Agreement:-

             "Acquisition"
             means the acquisition, by the Group, of up to 29.6% of the Shares.

             "Additional Borrower"
             means a member of the Group which becomes a Borrower in accordance with Clause 27.5 (Additional Borrowers).

             "Advance"
             means a Committed Advance or an Uncommitted Advance.

             "Affiliate"
             means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

             "Affiliated Bank"
             means a Bank which is an Affiliate of another Bank.

             "Agent"
             means the Facility Agent or the Bid Option Agent.

             "Bank"
             means a Committed Bank, a Bid Option Bank or the Swingline Bank.

             "Bid Option Bank"
             means, subject to Clauses 27.2(h) (Transfers by Banks) and 27.4(c) (Changes in the Bid Option Banks and Bid Option Agent):-

             (a)  NationsBank, N.A.; or

             (b) a bank or financial institution which becomes a Bid Option Bank pursuant to the Novation Certificate effecting Syndication or under Clause 27.4 (Changes in the Bid Option Banks and Bid Option Agent),

             in each case in its capacity as a participant in the Uncommitted Advance Facility.

             "Bid Option Bank Accession Agreement"
             has the meaning given to it in Clause 27.4 (Changes in the Bid Option Banks and Bid Option Agent).

             "Borrower"
             means the Company or an Additional Borrower.

             "Borrower Accession Agreement"
             means a letter substantially in the form of Part III of
             Schedule 4 with such amendments as the Facility Agent may approve or reasonably require.

             "Business Day"
             means a day (other than a Saturday or a Sunday) on which banks are open for business in London, New York and (in relation to a transaction involving an Optional Currency other than Sterling) the principal financial centre of the country of that Optional Currency.

             "Capital Lease"
             means, in the case of any member of the Group, any lease of any property (whether real, personal or mixed) by the member of the Group as lessee that, according to GAAP either:

             (a) would be required to be classified and accounted for as a capital lease on a balance sheet of that member of the Group (in the case of members of the Group other than those incorporated in the United Kingdom) or as a finance lease (in the case of members of the Group incorporated in the United Kingdom); or

             (b) would otherwise be required to be disclosed as such in a note to that balance sheet,

             in each case, according to GAAP, but excluding any such lease of which a member of the Group is the lessor.

             "Code"
             means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time and the regulations promulgated and rulings issued under it.

             "Commitment"
             means:

             (a)  in relation to a Committed Bank:

                  (i) if it is a Committed Bank on the date of this Agreement, the amount in Dollars set opposite its name in Part I of Schedule 1; and

                  (ii) if it becomes a Committed Bank after the date of
                       this Agreement, the amount of Commitment acquired by it under Clause 27 (Changes to Parties); and

             (b)  in relation to a Bank which is not a Committed Bank:

                  (i) the amount in Dollars set opposite the name of its Affiliated Bank (if any) in Part I of Schedule 1 which is a Committed Bank on the date of this Agreement; and

                  (ii) if its Affiliated Bank becomes a Committed Bank
                       after the date of this Agreement, the amount of Commitment acquired by it under Clause 27 (Changes to Parties),

                  in each case, to the extent not cancelled, reduced or
                       transferred under this Agreement.

             "Committed Advance"
             means an advance made or to be made by a Committed Bank under the Committed Advance Facility.

             "Committed Advance Facility"
             means the facility referred to in Clause 2.1(a) (Facilities).

             "Committed Bank"
             means, NationsBank, N.A. in its capacity as the underwriting bank under the Committed Advance Facility and each other bank or financial institution which agrees to become a lender under the Committed Advance Facility in accordance with Clause 27.2 (Transfers by Banks).

             "Consolidated Cash Flow"
             means net cash flow from operations of the Restricted Group, as shown in the consolidated statements of cash flows of the Restricted Group, determined in accordance with GAAP.

             "Default"
             means an Event of Default or an event which, with the giving of notice or lapse of time period specified in Clause 20 (Events of Default), would constitute an Event of Default.

             "Designated Term"

             has the meaning given to it in Clause 10.4 (Default interest).

             "Dollars", "US$" and "$"
             means the lawful currency for the time being of the United States of America.

             "ERISA"
             means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

             "ERISA Affiliate"
             means with respect to any person, any trade or business (whether or not incorporated) which is a member of a group of which such person is a member and which is under common control with such person within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

             "Enactment of the Finance Bill"
             means the passing into law of the Finance Bill.

             "Event of Default"
             means an event specified as such in Clause 20.1 (Events of Default).

             "Facility"
             means any of the facilities referred to in Clause 2.1
             (Facilities).

             "Facility Agent's Spot Rate of Exchange" means the Facility Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on a particular day.

             "Facility Fee"
             means the fee referred to in Clause 22.1 (Facility Fee).

             "Facility Office"
             means the office(s) notified by a Bank to the Facility Agent:-

             (a)  on or before the date it becomes a Bank; or

             (b)  by not less than 5 Business Days' notice,

             as the office(s) through which it will perform all or any of its obligations under this Agreement.

             "Fee Letter"
             means the letter dated 22nd February, 1996 between the Arranger, NationsBank, N.A. and the Company setting out the amount of various fees referred to in Clause 22 (Fees).

             "Final Maturity Date"
             means the date falling five years after the date of this Agreement.

             "Finance Bill"
             means the United Kingdom Finance Bill published on 4th January, 1996 and references to the position before and after the Enactment of the Finance Bill are based on the assumption that the Finance Bill will be enacted in a form substantially similar to its form as at the date of this Agreement.

             "Finance Document"
             means this Agreement, the Fee Letter, a Novation Certificate, a Borrower Accession Agreement or any other document designated as such by the Facility Agent and the Company.

             "Finance Party"
             means the Arranger, a Bank or an Agent.

             "GAAP"
             means:

             (a) in the case of the Company, the Restricted Group and the Group on a consolidated basis, at any time, generally accepted accounting principles in the United States of America at that time; and

             (b) in respect of any Borrower incorporated in the United Kingdom, on an individual basis, generally accepted accounting principles and practices in the United Kingdom consistently applied.

             "Group"
             means the Company and its Subsidiaries.

             "HAL"
             means HAL Antillen N.V., a Company incorporated in the Netherlands Antilles.

             "HAL Subsidiaries"
             means the Subsidiaries of HAL as at the date of this Agreement.

             "Indebtedness"
             means:

             (a)  any liability of a member of the Group:

                  (i)  for borrowed money and debit balances at banks; or

                  (ii) under any reimbursement obligation related to a
                       letter of credit or bid or performance bond facility;
                       or

                  (iii)     evidenced by a bond, note, debenture or other
                       evidence of indebtedness (including evidence of a purchase money obligation):

                       (A) representing extensions of credit given in connection with the acquisition of any business, property, service or asset of any kind,

                       (B) including, without limitation, any liability under any commodity, interest rate or currency exchange hedge or swap agreement (other than a trade payable or other current liability arising in the ordinary course of business); or

                  (iv) for obligations with respect to:

                       (A)  an operating lease; or

                       (B) a lease of real or personal property that is or would be classified and accounted for as a Capital Lease;

             (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in paragraph (a) that:

                  (i) a member of the Group has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business); or

                  (ii) is secured by any Security Interest on any
                       property or asset owned or held by a member of the Group, regardless of whether the obligation secured thereby shall have been assumed by or is a personal liability of that person; and

             (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in paragraphs (a) and (b), above.

             "Insufficiency"
             means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

             "Kloster"
             means Kloster Cruise Limited, a company incorporated under the laws of the Islands of Bermuda.

             "LIBOR"
             means:

             (a) in relation to an Advance or an overdue amount, the rate per annum of the offered quotation for deposits in the currency of that Advance or overdue amount for a period comparable to its Term or Designated Term appearing on Telerate Page 3740 or 3750 (as appropriate) or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display the British Bankers' Association Interest Settlement Rates for deposits in the relevant currency (as agreed between the Company and the Facility Agent) (the "Telerate Screen"); or

             (b) in relation to a Swingline Advance with a Term of 7, 14 or 21 days, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates per annum of the offered quotations for deposits in the currency of that Swingline Advance for a period comparable to its Term appearing on the Reuters Screen LIBO or LIBP page, or any equivalent successor to such page or other page as appropriate (as agreed between the Company and the Swingline Bank) (the "Reuters Screen"); or

             (c) in relation to a Swingline Advance with a Term of a period other than 7, 14 or 21 days, the rate quoted by the Swingline Bank to leading banks in the London interbank market for the offering of deposits in the currency of that Swingline Advance for a period comparable to its Term; or

             (d) (if no relevant rate appears on the Telerate Screen or (as the case may be) the Reuters Screen for the purposes of paragraph (a) or (b) above):

                  (i) in the case of an Advance or an overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market for the offering of deposits in the currency of that Advance or overdue amount; or

        (ii) in the case of a Swingline Advance, the rate referred to in paragraph (c) above,

        (in each case) at or about 11.00 a.m. on the applicable Rate
        Fixing Day.

        "Majority Committed Banks"
        means, at any time, Committed Banks whose Commitments:-

        (a)  then aggregate more than 51 per cent. of the Total
        Commitments; or

        (b) if the Total Commitments have been reduced to zero, aggregated more than 51 per cent. of the Total Commitments immediately before the reduction.

        "Margin"
        means:-

        (a) for a Committed Advance or a Swingline Advance, the applicable rate per annum determined in accordance with Clause 10.3 (Determination of applicable Margin and
             Facility Fee); or

        (b) for an Uncommitted Advance, the margin (positive, negative or zero) per annum bid by the relevant Bid Option Bank for the making of that Uncommitted Advance.

        "Margin Period"
        has the meaning given to it in Clause 10.3 (Determination of applicable Margin and Facility Fee).

        "Maturity Date"
        means the last day of the Term of an Advance or a Swingline
        Advance.

        "MLA Cost"
        means the cost imputed to the Swingline Bank making a Swingline Advance in Sterling of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Term of that Swingline Advance, determined in accordance with
        Schedule 7.

        "Moody's"
        means Moody's Investors Service or any successor thereto.

        "Multiemployer Plan"
        means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a person or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

        "Multiple Employer Plan"
        means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which a person or any ERISA Affiliate and more than one employer other than such person or ERISA Affiliate, is making or accruing an obligation to make contributions or, if any such plan has been terminated, to which the person or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

        "Net Worth"
        means, at a particular date, all amounts which would, in accordance with GAAP, be included in shareholders' equity on a consolidated balance sheet of the Group or the Restricted Group as at such date.

        "Non Windstar Group"
        means the Group excluding the Windstar Group.

        "Novation Certificate"
        means:

        (a)  a duly completed certificate substantially in the form of
        Part I of Schedule 4; or

        (b) (in the case of a novation effecting Syndication) an agreement substantially in the form of Schedule 6, duly executed by the parties thereto with such amendments as the Company and the Agent may agree.

        "Obligor"
        means the Company (in its capacity as guarantor under this Agreement) or any Borrower.

        "Option"
        means:

        (a) any right to buy or sell specific property in exchange for an agreed sum;

        (b) any right to receive funds, the amount of which is determined by reference to the value of capital stock or the purchase price thereof;

        (c) any right of the type or kind referred to as a "phantom stock right" in the United States of America; and

        (d)  any other right commonly known or referred to as an option.

        "Optional Currency"
        means Sterling or any other readily available and freely transferable currency other than Dollars agreed by the Company and the Banks.

        "Original Accounts"
        means:

        (a)  in the case of the Company each of:

             (i) the consolidated annual audited balance sheet of the Company as at 30th November, 1995; and

             (ii) the related statements of operations and
                  statements of cash flows of the Company and its Subsidiaries for the financial year then ended; and

        (b) in the case of each Borrower other than the Company, its most recent audited financial statements (if any) as at the date that it becomes a Party.

        "Original Dollar Amount"
        means:-

        (a) the principal amount of a Utilisation, Advance or Swingline Advance denominated in Dollars; or

        (b) the principal amount of a Utilisation, Advance or Swingline Advance denominated in an Optional Currency, translated into Dollars on the basis of the Facility Agent's Spot Rate of Exchange on the date of receipt by the relevant Agent of the Request for that Utilisation, Advance or Swingline Advance.

        "Party"
        means a party to this Agreement.

        "PBGC"
        means the Pension Benefit Guaranty Corporation of the United States of America or any entity or entities succeeding to all of its functions under ERISA.

        "Plan"
        means, at any time, any employee pension benefit plan maintained by any person, any of its Subsidiaries or any ERISA Affiliate of any of them which employee pension benefit plan is covered by Title IV of ERISA or is subject to the minimum funding standards of the Code.

        "Prescribed Time"
        means the time set opposite the number of a sub-Clause or paragraph of Clauses 5 (The Committed Advance Facility) and 6 (The Uncommitted Advance Facility) under the heading "Time" in
        Schedule 5.

        "Qualifying Bank"
        means an institution which is:

        (a) for the time being a financial institution recognised by the United Kingdom Inland Revenue as carrying on through its Facility Office a bona fide banking business in the United Kingdom for the purposes of Section 349(3) of the Income and Corporation Taxes Act 1988 ("ICTA") (as in force at the date of this Agreement) or, after the Enactment of the Finance Bill, a bank as defined in ICTA for the purpose of S.349 of ICTA and which brings into account as a trading receipt of that business any amount payable or paid to it under this Agreement; or

        (b) a financial institution lending through any other branch, affiliate or agency if, at the time such financial institution becomes a Party, the financial institution or affiliate (as the case may be) is a resident in a country with which the U.K. has an appropriate double taxation treaty pursuant to which and in respect of which the U.K. Inspector of Foreign Dividends has confirmed to the Company that that financial institution or affiliate (as the case may be) is entitled to receive principal, interest and fees under this Agreement from the Borrowers without withholding of U.K. income tax.

        "Rate Fixing Day"
        means:

        (a) the Utilisation Date for a Swingline Advance denominated in Sterling; or

        (b) the second Business Day before the Utilisation Date for a Swingline Advance denominated in Dollars or for any Advance.

        "Reference Banks"
        means, subject to Clause 27.6 (Reference Banks), the principal London offices of NationsBank N.A., London Branch, and two other Banks selected by the Company and the Agent following
        Syndication.

        "Request"
        means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 3.

        "Requested Amount"
        means the amount of the Utilisation or Swingline Advance requested in a Request.

        "Reset Date"
        has the meaning given to it in Clause 10.3 (Determination of applicable Margin and Facility Fee).

        "Restricted Group"
        means the Group excluding the Specified Subsidiaries.

        "Rollover Advance"
        means in relation to any particular date, one or more
        Utilisations (each a "new Utilisation"):

        (a) whose Utilisation Date is the same as the Maturity Date of one or more existing Utilisations (each an "existing
             Utilisation");

        (b)  where:

             (i) the aggregate Original Dollar Amounts of those new Utilisations is equal to or less than,

             (ii) the aggregate principal amount of those existing
                  Utilisations (if not in Dollars, translated into Dollars on the basis of the Facility Agent's Spot Rate of Exchange on the date of receipt by the Facility Agent of the Request for the relevant new Utilisation(s));

             and

        (c) all of the proceeds of which are used to refinance all or part of the existing Utilisations referred to above.

        "Security Interest"
        means any lien, charge, easement, claim, mortgage, Option, pledge, right of first refusal, right of security interest, servitude, transfer restriction or other encumbrance or any restriction or limitation of any kind (including, without limitation, any adverse claim to title, conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Shares"
        means all of the ordinary voting shares and preference shares of Airtours Plc in issue on the date of this Agreement or to be issued in connection with the Company's acquisition of a 29.6% interest in Airtours Plc.

        "Solvent"
        means with respect to any member of the Group (other than a member of the Group the material part of whose Indebtedness is guaranteed by the Company) on a particular date, that on such date:

        (a) the fair market value of the assets of that member of the Group is greater than the total amount of its liabilities (including the present or expected value of contingent liabilities);

        (b) the present fair saleable value of the assets of that member of the Group is greater than the amount that will be required to pay its probable liabilities in respect of its debts as they become absolute and matured;

        (c) that member of the Group is able to realise upon its assets and pay its debts and other liabilities, including contingent obligations as they mature;

        (d) that member of the Group does not have unreasonably small capital; and

        (e) that member of the Group does not intend to or believe it will incur debts beyond its ability to pay as they mature.

        "Specified Subsidiary"
        means Kloster and each of its Subsidiaries.

        "S&P"
        means Standard & Poor's Corporation or any successor thereto.

        "Subsidiary"
        means, with respect to any person, any corporation, association, partnership or other business entity of which a majority of the voting power entitled to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person, or by such person and one or more of its other Subsidiaries, or a combination thereof.

        "Swap"
        means any interest rate, commodity or currency swap or other similar transaction entered into by any member of the Group, whether or not entered into for the purpose of hedging any exposure or liability of that or any other member of the Group.

        "Swingline Advance"
        means an advance made or to be made by the Swingline Bank under the Swingline Facility.

        "Swingline Commitment"
        means, in the case of the Swingline Bank, subject to Clause 27.2 (Transfers by Banks), the amount in Dollars set opposite its name in Part II of Schedule 1 to the extent not cancelled, reduced or transferred under this Agreement.

        "Swingline Facility"
        means the facility referred to in Clause 2.1(c) (Facilities).

        "Syndication"
        means the initial syndication by the Arranger and the subsequent transfer by the Bank originally party to this Agreement of a portion of the Total Commitments to banks and financial institutions which are not original Parties.

        "Syndication Date"
        means the date upon which those banks and financial institutions which accept an invitation to participate in the Total
        Commitments pursuant to Syndication (or substantially all of them) become Banks.

        "Tangible Net Worth"
        means, in respect of the Company, at any time:

        (a)  the sum, to the extent shown on its balance sheet, of:

             (i) the amount of issued and outstanding share capital, but less the cost of treasury shares; plus

             (ii) the amount of surplus and retained earnings,

        less

        (b)  intangible assets as determined in accordance with GAAP.

        "Term"
        means the period selected by a Borrower in a Request for which the relevant Advance, Swingline Advance or Utilisation is to be outstanding.

        "Termination Event"
        means:

        (a)  a "reportable event", as such term is described in
             Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30 day notice to the PBGC), or an event described in Section 4068(f) of ERISA; or

        (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in
             Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan; or

        (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
             Section 4041A of ERISA; or

        (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA; or

        (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Total Capital"
        means the sum of the Total Debt and Tangible Net Worth of the Restricted Group, but excluding therefrom any Indebtedness or amounts due or received under any Swap.

        "Total Commitments"
        means the aggregate for the time being of the Commitments, being $300,000,000 at the date of this Agreement.

        "Total Debt"
        means, at a particular date, the sum of:

        (a) all amounts which would, in accordance with GAAP, constitute short term debt and long term debt of the Restricted Group as of such date; and

        (b) the amount of any Indebtedness outstanding on such date and not included in the amounts specified in paragraph (a), singly or in the aggregate, in excess of Fifty Million Dollars ($50,000,000), of any person other than members of the Restricted Group, which Indebtedness:

             (i) has been and remains guaranteed on such date by or is otherwise the legal liability of a member of the Restricted Group (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business); or

             (ii) is secured by any Security Interest on any
                  property or asset owned or held by a member of the Restricted Group, regardless of whether the obligation secured thereby shall have been assumed or is a personal liability of a member of the Restricted Group except that the foregoing shall not be interpreted to include any Indebtedness under any Swap.

        "Uncommitted Advance"
        means an advance made or to be made by a Bid Option Bank under the Uncommitted Advance Facility.

        "Uncommitted Advance Facility"
        means the facility referred to in Clause 2.1(b) (Facilities).

        "Utilisation"
        means all the Advances made or to be made following the giving by a Borrower of a Request for those Advances.

        "Utilisation Date"
        means the date for the making of the relevant Advance, Swingline Advance or Utilisation.

        "Windstar Group"
        means Windstar Sail Cruises Ltd and its Subsidiaries.

        "Withdrawal Liability"
        shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

1.2     Construction
(a) In this Agreement, unless the contrary intention appears, a reference to:-

        (i) "assets" includes properties, revenues and rights of every description;

             an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

             a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

             a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if in relation to any Bank or Party, is one with which banks or companies engaged in a similar business to that Party would customarily comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (ii) a provision of a law is a reference to that provision as amended or re-enacted;

        (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

        (iv) a person includes its successors and assigns;

        (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

        (vi) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3     Financial definitions
        In this Agreement:

        (a) accounting terms used in the definitions of "Total Debt", "Total Capital", "Consolidated Cash Flow", "Capital Lease" and "Tangible Net Worth" in Clause 1.1 (Definitions) and accounting terms which are otherwise undefined are to be calculated in accordance with GAAP consistently applied; and

        (b) (save as otherwise provided in this Agreement) any amount denominated in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of the Facility Agent's Spot Rate of Exchange on the day the relevant amount falls to be calculated.

2.      THE FACILITIES
2.1     Facilities
        The Banks grant to the Borrowers the following facilities:-

        (a) a committed multicurrency advance facility under which the Committed Banks shall, when requested by a Borrower, make to that Borrower Committed Advances;

        (b) an uncommitted multicurrency advance facility under which a Borrower may invite offers from the Bid Option Banks to make to that Borrower Uncommitted Advances; and

        (c) in the case of the Swingline Bank, a committed swingline advance facility under which the Swingline Bank shall, when requested by a Borrower, make to that Borrower Swingline Advances in Dollars or in Sterling in an aggregate Original Dollar Amount not exceeding, at any time, the Swingline Commitment, in each case subject to the terms of this Agreement.

2.2     Overall facility limits
(a)     The aggregate Original Dollar Amount of all outstanding
        Utilisations shall not at any time exceed the Total Commitments at that time.

(b)     The aggregate Original Dollar Amount of all outstanding
        Swingline Advances shall not at any time exceed the Swingline Commitment at that time.

2.3 Limits applicable to the Committed Advance Facility and the Swingline Facility
(a) The Committed Banks are not obliged to make Advances if the aggregate principal amount of those Advances would cause the aggregate of the applicable outstandings of all the Committed Banks to exceed the Total Commitments during the Term of those Advances.

(b) For the purpose of this Clause 2.3, the "applicable outstandings" of a Committed Bank on any Utilisation Date is the aggregate Original Dollar Amount of:

        (i) all Advances made by that Bank (both in its capacity as a Committed Bank and a Bid Option Bank) and its Affiliated Bank which would be outstanding on that Utilisation Date, if:-

             (A) all outstanding Utilisations having Maturity Dates which fall on or before that Utilisation Date are repaid;

             (B) all Utilisations of the Committed Advance Facility to be made on or before that Utilisation Date and in respect of which a Request has been received by the Facility Agent are made; and

             (C) all Utilisations of the Uncommitted Advance Facility to be made on or before that Utilisation Date and in respect of which a Borrower has accepted offers from the relevant Banks are made; and

        (ii) (A) in the case of a Committed Bank which is also the Swingline Bank, all of the Swingline Advances made by it which would be outstanding on that Utilisation Date, if:

                  (1) all Swingline Advances having Maturity Dates falling on or before that Utilisation Date are repaid; and

                  (2) all Swingline Advances to be borrowed on or before that Utilisation Date and in respect of which a Request has been received by the Swingline Bank are made;

                  but, for the purposes of this sub-paragraph (A), the Swingline Bank's applicable outstandings shall be deemed reduced by an amount equal to the applicable outstandings of the other Committed Banks referred to in sub-paragraph (B) below;

        (B) in the case of each other Committed Bank, its proportionate liability in respect of all outstanding Swingline Advances (after taking into account the adjustments in sub-paragraphs (A)(1) and (2) above) under Clause 5.7 (Committed Banks' guarantee of Swingline Facility).

(c) If a Utilisation under the Committed Advance Facility would otherwise cause the applicable outstandings of the Committed Banks to exceed the Total Commitments, then the Requested Amount of that Utilisation shall be reduced to the extent necessary to ensure that after that Utilisation is made, the applicable outstandings will not exceed the Total Commitments during the term of the Advances comprised in that Utilisation.

(d) The Swingline Bank is not obliged to make a Swingline Advance if the principal amount of that Swingline Advance would cause the aggregate of the applicable outstandings (as defined in paragraph (b) above, but excluding sub-paragraph (b)(ii)(B)) to exceed the Total Commitments during the Term of that Swingline Advance.

2.4     Number of Requests and Utilisations
        No Request may specify a Utilisation Date which is within 5 Business Days of another Utilisation Date, although up to 5 Utilisations or Swingline Advances may be made on the same day. Subject to the above, any number of Requests may be delivered on the same day and/or specifying the same Utilisation Date, whether or not the currencies and Terms requested are similar.

2.5     Nature of a Finance Party's rights and obligations
(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.      PURPOSE
(a) Each Borrower shall apply each Utilisation and each Swingline Advance made to it towards its general corporate purposes including funding the Acquisition.

(b) Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Utilisation or Swingline Advance.

4.      CONDITIONS PRECEDENT
4.1     Documentary conditions precedent
        The obligations of each Finance Party to any Obligor under this Agreement are subject to the condition precedent that the Facility Agent has notified the Company and the Banks that it has received or waived all of the documents set out in Part I of Schedule 2 in form and substance satisfactory to the Facility Agent.

4.2     Further conditions precedent
        The obligations of each Bank to participate in a Utilisation and of the Swingline Bank to make Swingline Advances are subject to the further conditions precedent that:-

        (a) on both the date of the Request and the Utilisation Date for that Utilisation or Swingline Advance:-

             (i) the representations and warranties in Clause 18 (Representations and warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the Utilisation or the making of that Swingline Advance; and

             (ii) (A)  in the case of a Rollover Utilisation, no
                  Event of Default; or

                  (B) in the case of a Utilisation other than a Rollover Utilisation and of a Swingline Advance, no Default

                  in each case, is outstanding or might result from the
                       Utilisation; and

        (b)  the Utilisation or Swingline Advance would not cause
             Clause 2.2 (Overall facility limit) to be contravened.

5.      THE COMMITTED ADVANCE FACILITY
5.1     Receipt of Requests
        A Borrower may utilise the Committed Advance Facility if the Facility Agent receives, not later than the Prescribed Time, a duly completed Request.

5.2     Completion of Requests
        A Request will not be regarded as having been duly completed unless:-

        (a)  the Utilisation Date is a Business Day;

        (b) only one currency is specified and the Requested Amount is (subject to Clause 2.3 (Limits applicable to the Committed Advance Facility and the Swingline Facility)):-

             (i) if the currency is Dollars, a minimum of U.S.$5,000,000 and an integral multiple of U.S.$1,000,000; or

             (ii) if the currency is Sterling, a minimum of
                  L3,000,000 and an integral multiple of L500,000; or

             (iii)     if the currency is an Optional Currency other than
                  Sterling, a minimum and integral multiple of the amounts agreed between the Company and the Facility Agent before the delivery of that Request; or

             (iv) such other amount as the Facility Agent and the Company may agree;

        (c)  only one Term is specified which:-

             (i)  does not overrun the Final Maturity Date; and

             (ii) is a period of an approved duration or an optional duration;

        (d)  the payment instructions comply with Clause 12 (Payments);
        and

        (e) the then current rating applicable to the Company's long term debt by S&P and/or Moody's is stated.

        In this Clause:-

        "approved duration" means a period of 1, 2, 3 or 6 months; and

        "optional duration" means any other period up to 12 months approved by the Facility Agent on the instructions of the Committed Banks.

5.3     Amount of each Committed Bank's Advance
        The amount of a Committed Bank's Advance will be the proportion of the Requested Amount (as reduced, if necessary, in accordance with Clause 2.3 (Limits applicable to the Committed Advance Facility and the Swingline Facility)) which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.4     Notification of the Committed Banks
        The Facility Agent shall, not later than the Prescribed Time, notify each Committed Bank of the details of the requested Advances and the amount of its Advance.

5.5     Payment of Proceeds
        Subject to the terms of this Agreement, each Committed Bank shall make its Advance available to the Facility Agent for the Borrower on the relevant Utilisation Date.

5.6     Selection of an optional duration
(a) If a Borrower selects a Term of an optional duration, it may also select in the relevant Request a Term of an approved duration to apply if the selection of a Term of an optional duration becomes ineffective in accordance with paragraph (b) below.

(b)     If:-

        (i)  a Borrower requests a Term of an optional duration; and

        (ii) the Facility Agent determines, not later than the Prescribed Time, that matching deposits are not available to a Committed Bank in the London interbank market to fund the Utilisation for that Term, the Term for the proposed Utilisation shall be the alternative period specified in the relevant Request or, in the absence of any alternative selection, 1 month.

(c) If the Facility Agent makes a determination under paragraph (b) above, it shall notify the relevant Borrower and the other Committed Banks of the new Term for the proposed Advances not later than the Prescribed Time.

5.7     Committed Banks' guarantee of Swingline Facility
(a) Each Bank other than the Swingline Bank (to the extent that it is also a Committed Bank) guarantees to the Swingline Bank as a principal obligor and not merely as a surety and as a continuing obligation of that Committed Bank, the due and punctual payment of all principal, interest and other amounts payable now or in the future to the Swingline Bank by the Obligors under or in respect of the Swingline Facility.

(b) If a Borrower is in default in payment of any such amount, the Committed Banks other than the Swingline Bank (to the extent that it is also a Committed Bank) will, within three Business Days after a written demand from the Swingline Bank is received by the Facility Agent, pay all sums in respect of principal, interest and any other amount which may be payable thereunder and certified as such in that demand PROVIDED THAT the liability of the Committed Banks under this Clause 5.7 is subject to the following conditions:

        (i) the maximum aggregate Original Dollar Amount of the Swingline Advances in respect of which the Committed Banks are liable under this guarantee shall not, at any time, exceed the Swingline Commitment at that time and the maximum aggregate liability of the Committed Banks under this guarantee, at any time, shall not exceed the amount of those Swingline Advances plus all interest and or other amounts due to the Swingline Bank under or in respect of the Swingline Facility;

        (ii) the liability of each Committed Bank is several (and not joint or joint and several) and is limited, in respect of each demand, to the proportion of the amount demanded which its Commitment on the date of the demand bears to the Total Commitments on that date;

        (iii) the aggregate liability of the Committed Banks (other than the Swingline Bank) in respect of any amount demanded under this Clause 5.7 shall be reduced by a portion of that amount equal to the proportion which the Swingline Bank's Commitment (in its capacity as Committed Bank) bears to the Total Commitments;

        (iv) upon payment by the Committed Banks of all amounts capable of being demanded hereunder, the Swingline Bank will (provided all liabilities of the Obligors to the Swingline Bank under the Swingline Facility have been irrevocably and unconditionally discharged) forthwith assign to the Committed Banks all claims, rights and security which the Swingline Bank may now or hereafter have against an Obligor and which would have been applied towards the sum guaranteed and each Obligor expressly consents to such an assignment; and

        (v) the liability of each Bank under this Clause 5.7 shall expire at (and accordingly no demand may be made by the Swingline Bank pursuant to this paragraph (b) in respect of liabilities incurred by the Obligors to the Swingline Bank after) close of business on the Business Day after the Final Maturity Date, but such expiry shall not prejudice the rights of the Swingline Bank against the Committed Banks in respect of or relating to liabilities of the Obligors occurring or arising on or before that date.

(c) Any payments made by the Committed Banks to the Swingline Bank for the account of an Obligor shall only be considered to be payments made hereunder and shall only reduce the liability of the Committed Banks hereunder if such payments are made following a demand by the Swingline Bank under this Clause 5.7.

5.8     Acknowledgement of subrogation
        Each Obligor agrees and acknowledges that, to the extent that any Committed Bank makes any payment to the Swingline Bank under Clause 5.7 (Committed Bank's guarantee of Swingline Facility) that Committed Bank will automatically and immediately be subrogated to any rights the Swingline Bank may have against any Obligor or their respective assets in respect of the amount so paid.

5.9     Obligors' counter-indemnity to the Committed Banks
(a) Each Obligor undertakes, on demand, to indemnify and hold harmless each Finance Party from and against all liabilities, reasonable costs, losses, damages and expenses which the Finance Party may incur or sustain by reason of or arising in any way whatsoever in connection with or by reference to the Swingline Facility or that Finance Party's performance of the obligations expressed to be assumed by it under or in respect of the Swingline Facility (including, without limitation under Clause
        5.7 (Committed Banks' guarantee of Swingline Facility)).

(b) Each Obligor agrees and acknowledges that its obligations under this Clause 5.9 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations under this Clause 5.9 in whole or in part, including without limitation and whether or not known to it:

        (i) any time or waiver granted to or composition with a Finance Party or any other person;

        (ii) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party or other person or arising under or in respect of the Swingline Facility; or

        (iii) any variation or extension of or increase in liabilities under the Swingline Facility, so that references in this Agreement to the Swingline Facility shall include each such variation, extension and variation.

(c) This shall be a continuing indemnity, shall extend to the ultimate balance of the obligations and liabilities of each Obligor under this Clause 5.9 and shall continue in force notwithstanding any intermediate payment in whole or in part of such obligations or liabilities.

(d) The obligations of each Obligor under this Clause 5.9 shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or any lien to which that Finance Party may be entitled.

(e) No invalidity or unenforceability of all or any part of this Clause 31.6 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this Clause 5.9

6.      THE UNCOMMITTED ADVANCE FACILITY AND COMPETITIVE BID OPTION
6.1     Receipt of Requests
        A Borrower may exercise the competitive bid option and utilise the Uncommitted Advance Facility if the Bid Option Agent receives, not later than the Prescribed Time, a duly completed Request.

6.2     Completion of Requests
        A Request will not be regarded as being duly completed unless:-

        (a)  the Utilisation Date is a Business Day;

        (b) only one currency is specified and the Requested Amount is (subject to Clause 2.3 (Limits applicable to the Committed Advance Facility and the Swingline Facility)):-

             (i) if the currency is Dollars, a minimum of U.S.$5,000,000 and an integral multiple of U.S.$1,000,000; or

             (ii) if the currency is Sterling a minimum of
                  L3,000,000 and an integral multiple of L100,000; or

             (iii)     if the currency is an Optional Currency other than
                  Sterling a minimum and integral multiple of the amounts agreed between the Company and the Facility Agent before the delivery of that Request; or

             (iv) such other amount as the Bid Option Agent and the Company may agree;

        (c)  the requested Term is specified which:-

             (i)  does not overrun the Final Maturity Date; and

             (ii) is a period of 1, 2, 3 or 6 months or all of them.

        (d)  the payment instructions comply with Clause 12 (Payments);
        and

        (e) the then current rating applicable to the Company's long term debt by S&P and/or Moody's is stated.

6.3     Invitations to the Bid Option Banks
        The Bid Option Agent shall, not later than the Prescribed Time, notify each Bid Option Bank of the details of the requested Advances.

6.4     Offers from the Bid Option Banks
(a) Each Bid Option Bank may make up to four offers to make any Advances, but the Bid Option Agent must receive, not later than the Prescribed Time, a notice marked "CARNIVAL CORPORATION - Uncommitted Advances" specifying, in respect of each offer:-

        (i)  the name of the Bid Option Bank;

        (ii) the name of the Borrower;

        (iii)     the Utilisation Date;

        (iv) its principal amount, which shall be:-

             (1)  an integral multiple of U.S.$500,000; or

             (2)  an integral multiple of L500,000; or

             (3) an integral multiple of the relevant amount agreed between the Company and the Facility Agent,

             as appropriate;

        (v) its Margin, expressed as an annual percentage rate to four decimal places; and

        (vi) if the relevant Request specifies more than one Term, the Term for which that Bid Option Bank is prepared to permit the Advance specified in its offer to be outstanding.

        The Bid Option Agent shall disregard offers which are received by it later than the Prescribed Time.

(b) Each offer made by a Bid Option Bank under paragraph (a) above shall be treated as a separate and irrevocable offer which will remain available until the Prescribed Time whereupon it shall lapse if not accepted.

(c) An offer by the Bid Option Agent or one of its Affiliates in its capacity as a Bid Option Bank shall be disregarded unless notified to the Borrower not later than the Prescribed Time.

(d) The Bid Option Agent shall, not later than the Prescribed Time, notify the Borrower of any valid offers, specifying in respect of each offer:-

        (i)  the name of the offeror;

        (ii) its principal amount; and

        (iii)     its Margin.

6.5     Acceptance of Offers
(a)     (i)  If the Borrower wishes to accept any offers made under
             Clause 6.4 (Offers from the Bid Option Banks), the Bid Option Agent must receive from the Borrower, not later than the Prescribed Time, notice of the aggregate principal amount of offers which it wishes to accept (the "Accepted Amount").

        (ii) The Accepted Amount shall be:-

             (1)  an integral multiple of U.S.$500,000; or

             (2)  an integral multiple of L500,000; or

             (3) an integral multiple of the relevant amount agreed between the Company and Facility Agent,

             as appropriate, and may, so long as the limit contained in Clause 2.2 (Overall Facility limit) would not be exceeded, exceed the Requested Amount.

        (iii) Subject to the terms of this Agreement, each acceptance of an offer shall be irrevocable and binding on the Borrower and the relevant Bid Option Bank.

        (iv) If the Borrower fails so to notify the Bid Option
             Agent, the Borrower may not proceed with the Utilisation and the relevant offers shall lapse.

(b)     (i)  Subject to sub-paragraph (ii) below, the Borrower may only accept offers in ascending order of their Margins.

        (ii) If two or more offers at the same Margin fall to be partially accepted, the Borrower may only accept those offers rateably in the proportion which their respective principal amounts bear to each other.

        (iii) The last offer or offers to be accepted in accordance with either or both of sub-paragraphs (i) and (ii) above shall be accepted only to the extent that the aggregate principal amount of offers accepted does not exceed the Accepted Amount.

(c) The Bid Option Agent shall, not later than the Prescribed Time, notify each Bid Option Bank which has made any offer(s) whether or not its offer(s) have been accepted, and, if so, specifying in respect of each such offer:-

        (i)  the principal amount of its Advance; and

        (ii) the applicable Margin.

6.6     Payment of Proceeds
        Subject to the terms of this Agreement, each relevant Bid Option Bank shall make its Advance available to the Facility Agent for the Borrower on the relevant Utilisation Date.

7.      THE SWINGLINE ADVANCE FACILITY
7.1     Receipt of Requests
(a) A Borrower may utilise the Swingline Advance Facility if the Swingline Bank receives a duly completed Request, not later than:

        (i) 12 noon on the Business Day before the relevant Utilisation Date (in the case of a Swingline Advance denominated in Sterling); or

        (ii) 9.30 a.m. on the second Business Day before the relevant Utilisation Date (in the case of a Swingline Advance denominated in Dollars).

(b) The Swingline Bank shall, not later than 3.00 p.m. on the Business Day before the relevant Utilisation Date, notify the Facility Agent (which shall promptly notify the Committed Banks) of any Request for a Swingline Advance.

7.2     Form of Request
        A Request will not be regarded as having been duly completed unless:-

        (a)  the Utilisation Date is a Business Day;

        (b) it is stated whether the Swingline Advance is to be in Dollars or in Sterling and the Requested Amount is (subject to Clause 2.3 (Limits applicable to the Committed Advance Facility and the Swingline Facility)):

             (i) if the currency is Dollars, a minimum of US$500,000 and an integral multiple of US$100,000; and

             (ii) if the currency is Sterling a minimum of L500,000
                  and an integral multiple of L100,000; or

             (iii)     such other minimum amounts as the Company and the
                  Swingline Bank may agree.

        (c)  only one Term is specified, which:-

             (i)  does not overrun the Final Maturity Date; and

             (ii) is a period not exceeding 21 days;

        (d)  the payment instructions comply with Clause 12 (Payments);
             and

        (e) the then current rating applicable to the Company's long term debt by S&P and/or Moody's is stated.

7.3     Payment of Proceeds
        Subject to the terms of this Agreement, the Swingline Bank shall make the Swingline Advance available to the relevant Borrower on the relevant Utilisation Date.

8.      REPAYMENT
(a) Each Borrower shall repay each Advance made or transferred to it in full on its Maturity Date to the Facility Agent for the relevant Bank.

(b) Each Borrower shall repay each Swingline Advance made to it in full on its Maturity Date to the Swingline Bank.

9.      PREPAYMENT AND CANCELLATION
9.1     Automatic Cancellation of the Total Commitments
        The Swingline Commitment and the Commitment of each Committed Bank shall be automatically cancelled at close of business on the Final Maturity Date.

9.2     Voluntary cancellation and prepayment
(a) The Company may, by giving not less than 14 days' prior notice to the Facility Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in an integral multiple of $5,000,000). Any cancellation in part shall be applied against the Commitment of each Committed Bank pro rata.

(b) Subject to Clause 23.2 (Other indemnities) a Borrower may, by giving not less than 4 Business Days prior notice to the Facility Agent, prepay a Utilisation in whole or in part (but if in part in an integral multiple of $5,000,000). Any such prepayment shall be applied against all of the Advances in that Utilisation pro rata.

(c) The Company may, by giving not less than 14 days' prior notice to the Swingline Bank and the Facility Agent, cancel the unutilised portion of the Swingline Commitment in integral multiples of $1,000,000.

9.3     Additional right of prepayment and cancellation
        If any Obligor is required to pay any amount to a Bank under Clause 13 (Taxes) or Clause 15 (Increased costs), the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. If the Company serves a notice of prepayment and cancellation on a Bank:

        (a) each Borrower shall prepay any Advances made to it by that Bank or its Affiliated Bank together with all other amounts payable by it to that Bank or its Affiliated Bank under this Agreement on the date falling 5 Business Days after the date of service of the notice;

        (b) if the Bank is a Committed Bank or an Affiliate of a Committed Bank, its Commitment shall be cancelled on the date of service of the notice; and

        (c) if the notice relates to the Swingline Facility, no further Swingline Advances will be made or requested and the Swingline Commitment shall be cancelled.

9.4     Miscellaneous provisions
(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice relating to the Committed Advance Facility.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Any amount prepaid under this Agreement may subsequently be re-borrowed. No amount of the Total Commitments or the Swingline Commitment cancelled under this Agreement may subsequently be reinstated.

9.5     Replacement bank
        If the Commitment of any Committed Bank or the Swingline Commitment of the Swingline Bank is cancelled under Clause 9.3 (Additional right of prepayment and cancellation) or Clause 16.1 (Illegality), the Company may nominate a bank or financial institution (with the consent of the Facility Agent, such consent not to be unreasonably withheld) to become a Committed Bank or the Swingline Bank (as appropriate) under this Agreement with a Commitment or Swingline Commitment (as appropriate) equal to or less than the cancelled Commitment of the retiring Committed Bank or Swingline Bank (as the case may be) subject to such documentation as the Agent may reasonably require.

10.     INTEREST
10.1    Interest rate
        The rate of interest on each Advance and each Swingline Advance for its Term is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:-

        (a)  Margin;

        (b)  LIBOR; and

        (c) in the case of a Swingline Advance denominated in Sterling, the MLA Cost.

10.2    Due dates
        Except as otherwise provided in this Agreement, accrued interest on each Advance and each Swingline Advance is payable by the relevant Borrower on its Maturity Date and, in the case of an Advance with a Term of more than 6 months, on the date falling
        6 months after its Utilisation Date.

10.3    Determination of applicable Margin and Facility Fee
(a) On any date that the Company notifies the Facility Agent of any change to its long term unsecured debt rating in any Request or pursuant to Clause 19.3 (Information - Miscellaneous) (as determined by S&P or Moody's) the Facility Agent shall determine:

        (i) the Margin to apply to all Committed Advances and Swingline Advances with a Utilisation Date which occurs in; and

        (ii) the Facility Fee to apply during,

        the period commencing on the date falling one Business Day after receipt by the Facility Agent of that notice (the "Reset Date") and continuing until the next Reset Date (a "Margin Period").

(b) The Company shall notify the Facility Agent of its long term debt ratings (as determined by S&P and Moody's) in each Request for a Committed Advance and shall notify those ratings to the Swingline Bank (which shall promptly notify the Facility Agent) in each Request for a Swingline Advance and if it fails to do so, the Margin applicable to the Utilisation or Swingline Advance specified in that Request shall be 1 per cent. per annum.

(c) The Margin and Facility Fee applicable on and from the date of this Agreement to and including the first Reset Date shall be that determined by the Facility Agent on or prior to the date of this Agreement in accordance with paragraph (c) below and notified to the Company and the Banks on the date of this Agreement.

(d) Subject to paragraphs (b) above and (e) below, the Margin and Facility Fee applicable during each Margin Period or, as the case may be, prior to the first Reset Date, where the Company's long term debt rating (in each case, taking the higher rating, if there is any difference between the rating applied by S&P and that applied by Moody's and if only one such rating is available relying on that rating) is as set out in Column I below, shall be the percentage rate per annum set opposite that rating in Column II below (in the case of the Margin) or Column III below (in the case of the Facility Fee):


Column I
Rating
Column II
Margin
(per cent. per
annum)
Column III
Facility Fee
(per cent. per
annum)








S&P
Moody's










At least A
At least A2
         0.17
0.06








At least A-
At least A3
         0.18
0.07








At least
BBB+
At least
Baa1
         0.275
0.125








At least BBB
At least
Baa2
         0.35
0.15








At least
BBB-
At least
Baa3
         0.4125
0.1875








Below BBB-
Below Baa3
         0.6625
0.1875


(e)     If, on any Reset Date:

        (i) the only outstanding long term debt of the Company to which a rating applies is subordinated debt, the rating of that debt, for the purposes of paragraph (c) above, shall be deemed to be the next sub-grade above the actual rating applied by each of S&P and Moody's; or

        (ii) the Company's long term debt is unrated by both S&P and Moody's, the Margin shall be one per cent. per annum and the Facility Fee shall accrue at 0.375 per cent. per annum.

10.4    Default interest
(a) If an Obligor fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Facility Agent to be 1 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Committed Advance in the currency of the overdue amount for such successive Terms of such duration as the Facility Agent may reasonably determine (each a "Designated
        Term").

(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Facility Agent determines that adequate and fair means do not exist for determining LIBOR in the currency of the overdue amount the default rate will be determined by reference to the cost of funds to the Facility Agent from whatever sources it selects.

(d) Default interest will be compounded at the end of each Designated Term (if calculated by reference to LIBOR).

10.5    Notification of rates of interest and the Facility Fee
        The Facility Agent shall promptly notify each relevant Party of the determination of a rate of interest (including, without limitation, the Margin) or the applicable rate of the Facility Fee under this Agreement.

11.     OPTIONAL CURRENCIES
11.1    Selection
        No Borrower may request an Advance denominated in an Optional Currency unless the Facility Agent has confirmed to the Borrower that the Optional Currency is readily available and freely transferable in the London foreign exchange market but a Borrower may request Swingline Advances denominated in Sterling at any time.

11.2    Change of currency
        If, before 4.30 p.m. three Business Days before the Utilisation Date of an Advance to be denominated in an Optional Currency other than Sterling, the Facility Agent receives notice from a Bank that:-

        (a) it is impracticable for the Bank to fund its Advance for its Term in that Optional Currency in the ordinary course of business in the London interbank market; or

        (b) the use of the proposed Optional Currency might contravene any law or regulation,

        then:-

        (i)  the Facility Agent shall promptly and in any event before
             5.30 p.m. three Business Days before that Utilisation Date notify the relevant Borrower;

        (ii) if the Facility Agent receives notice from the Borrower by 9.00 a.m. two Business Days before the relevant
             Utilisation Date, the Advance shall not be made;

        (iii) if the Facility Agent does not receive any notice under sub-paragraph (ii) above, it shall notify the relevant Bank to that effect not later than 10.30 a.m. two Business Days before that Utilisation Date and the Advance will be denominated instead in Dollars in an amount equal to its Original Dollar Amount;

        (iv) subject to paragraph (v) below the Borrower shall forthwith on demand indemnify the Bank concerned against any liability which the Bank (acting reasonably) incurs as a consequence of the operation of this Clause 11.2;

        (v)  no Bank shall be entitled to any indemnity under sub-paragraph
             (iv) above if the Optional Currency in question is any of Deutschmarks, French Francs, Swiss Francs,
             Italian Lire, Japanese Yen, Finnish Markka, Swedish Kronor, Danish Krone, Spanish Pesetas or Norwegian Kroner and the relevant Bank incurs a loss by reason of funding its Advance in that Optional Currency before 10.30 a.m. on the second Business Day before the relevant Utilisation Date.

11.3    Notification of rates and amounts
        The Facility Agent shall notify each relevant Party of any applicable Facility Agent's Spot Rate of Exchange or Original Dollar Amount promptly after it is ascertained.

12.     PAYMENTS
12.1    Place
(a) All payments by an Obligor or a Bank under this Agreement, other than payments by the Swingline Bank or by an Obligor to the Swingline Bank in respect of Swingline Advances, shall be made to the Facility Agent to its account at such office or bank as it may, by not less than two Business Days notice in writing, notify to the Obligor or Bank concerned for this purpose.

(b) Payments in respect of Swingline Advances by the Swingline Bank or by an Obligor to the Swingline Bank shall be made by the relevant Party in accordance with the arrangements agreed between the Swingline Bank and the relevant Obligor on or prior to the date of the Request for that Swingline Advance.

12.2    Funds
        Payments under this Agreement to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Obligor or Bank concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3    Distribution
(a) Each payment received by the Facility Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than 5 Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Facility Agent for the account of another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

12.4    Currency
(a) A repayment or prepayment of an Advance or a Swingline Advance is payable in the currency in which the Advance or Swingline Advance is denominated.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Dollars.

12.5    Set-off and counterclaim
        All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

12.6    Non-Business Days
(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

12.7    Partial payments
(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under this Agreement, the Facility Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:-

        (i) first, in or towards payment pro rata of any unpaid costs and expenses of the Agents under this Agreement;

        (ii) secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 22.1 (Facility Fee);

        (iii) thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

        (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

        (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement,

(b)     the Facility Agent shall, if so directed by all the Committed
        Banks and all the Bid Option Banks which have made an Advance which is still outstanding, vary the order set out in sub-paragraphs
        (a)(ii) to (v) above.

(c) paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

13.     TAXES
13.1    Gross-up
        All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Facility Agent to a Bank, under the Finance Documents, the Obligor or the Facility Agent (as the case may be) shall deduct or withhold such amounts as are required by law and remit such deducted or withheld tax or other amounts to the appropriate tax or other authority. Where payments made by an Obligor or the Facility Agent under the Finance Documents are subject to such deduction or withholding, the Obligor concerned shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or withholding if, and only if, such tax or withholding is imposed as a result of:

        (a) actions taken by a Borrower (other than a novation of a Utilisation to another Borrower (if permitted by the Banks));

        (b) in the case of payments by the Company, changes in United States or Panamanian regulations, tax laws or other statutes or any practice or concession of a tax or other authority;

        (c) in the case of payments by any Borrower other than the Company, a Bank ceasing to be a Qualifying Bank as a result of the introduction of or any change in or change to the interpretation, administration or application of any:

             (i)  treaty, law or regulation; or

             (ii) any practice or concession of the UK Inland
                  Revenue generally applied to institutions subject to taxation in the United Kingdom in each case, occurring after the date of this Agreement.

13.2    Tax receipts
        All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Facility Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

13.3    Refund of tax credits
        If:-

        (a) an Obligor makes a payment under Clause 13.1 (Gross-up) (a "Tax Payment") in respect of a payment to a Bank under this Agreement; and

        (b) that Bank determines in its reasonable discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Bank in its discretion is able to identify as attributable to that Tax Payment, then, if it can do so without any material adverse consequences for that Bank, that Bank shall reimburse the relevant Obligor such amount as that Bank reasonably determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position in respect of its U.K. tax liabilities than it would have been in if no Tax Payment had been required. A Bank shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so). No Bank shall be obliged to disclose any of its tax affairs or computations to any Obligor.

13.4    Change of Borrower
        If a Borrower, other than the Company, is required by law to make payments under the Finance Documents subject to tax or withholding at a rate which is higher than the rate (if any) at which the Company is required to make payments under the Finance Documents subject to tax or withholding, in each case as contemplated by Clause 13.1 (Gross-up), the relevant Borrower and the Company may, while the relevant tax or withholding continues to be required, procure the transfer to the Company and the assumption by the Company of (in each case subject to documentation in form and substance satisfactory to the Facility Agent, acting reasonably), all or the affected part of the relevant Borrower's rights and obligations under the Finance Documents. Any such transfer and assumption shall (subject to payment of the Facility Agent's reasonable costs and expenses (including reasonable legal fees)) be permitted without premium or penalty. If, on the date of any such transfer and assumption, payments by the Company must also be made subject to tax or withholdings, Clause 13.1 (Gross up) shall apply to the rights and obligations transferred to and assumed by the Company as if they had originally been the Company's rights and obligations.

14.     MARKET DISRUPTION
(a) If LIBOR is to be determined by reference to Reference Banks and a Reference Bank does not supply an offered rate by 1.00 p.m.
        on a Rate Fixing Day, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)     If, in relation to any proposed Utilisation or a Swingline
Advance:-

        (i) LIBOR is to be determined by reference to Reference Banks and no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR; or

        (ii) the Facility Agent (acting reasonably) otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR; or

        (iii) the Facility Agent receives notification from Banks participating in more than 50 per cent. in value of the proposed Advances or (in the case of Swingline Advance) from the Swingline Bank that, in their or its opinion:-

             (1) matching deposits will not be available to them or it (as the case may be) in the London interbank market in the ordinary course of business to fund their Advances for the relevant Term; or

             (2) the cost to them or it (as the case may be) of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

        the Facility Agent shall promptly notify the Company and the relevant Banks or the Swingline Bank (as appropriate) of the fact and that this Clause 14 is in operation.

(c)     After any notification under paragraph (b) above:-

        (i) the Company and the Banks or the Swingline Bank (as appropriate) may agree (through the Facility Agent) that the Advances comprised in the Utilisation or the relevant Swingline Advance shall not be made;

        (ii) in the absence of such agreement:-

             (A) in the case of Advances, the Term of the Advances concerned shall be one month;

             (B) in the case of a Swingline Advance, its Term shall be 14 days; and

             (C) during the Term of each Advance or Swingline Advance the rate of interest applicable to that Advance or Swingline Advance (as the case may be) shall be the applicable Margin plus the rate per annum which expresses as a percentage rate per annum the cost to the Bank concerned of funding that Advance or Swingline Advance (as the case may be) from whatever sources it may reasonably select, which rate shall be notified by the Bank concerned to the Facility Agent before that last date of such Term plus, in the case of a Swingline Advance, the MLA Cost.

15.     INCREASED COSTS
15.1    Increased costs
(a)     Subject to Clause 15.2 (Exceptions), the Company shall within
        5 days of demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a result of any change in or change in the interpretation or application of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control). Any Finance Party intending to make a demand under this Clause 15.1 shall notify the Company as soon as practicable, upon becoming aware of the same, that it has incurred an increased cost.

(b)     In this Agreement "increased cost" means:-

        (i) an additional cost incurred by a Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

        (ii) that portion of an additional cost incurred by a Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances or the Swingline Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances or Swingline Advances (as the case may be); or

        (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital; or

        (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

15.2    Exceptions
        Clause 15.1 (Increased costs) does not apply to any increased cost:-

        (a) in the case of the Swingline Bank, compensated for by the MLA Cost or, in the case of any other Bank, which relates to a cost imputed to that Bank in respect of an Advance in Sterling of complying with the mandatory liquid assets requirements of the Bank of England;

        (b) compensated for by the operation of Clause 13 (Taxes) or which would have been compensated for if (in the case of payments by Borrowers other than the Company) the Bank was a Qualifying Bank or if one of the other exceptions to Clause 13.1 (Gross-up) had not applied;

        (c) attributable to any change in the rate of tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate; or

        (d) which is incurred in consequence of the implementation of matters set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled "International Convergence and Capital Measurement and Capital Standards".

16.     ILLEGALITY AND MITIGATION
16.1    Illegality
        If it is or becomes unlawful in any jurisdiction for a Finance Party to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance or Swingline Advance, then:-

        (a) the Finance Party may notify the Company through the Facility Agent accordingly; and

        (b) (i) each Borrower shall within the period allowed (by the relevant regulation or legislation) or, (if no period is allowed) forthwith prepay any Advances or Swingline Advances made to it by that Finance Party together with all other amounts payable by it to that Finance Party under this Agreement; and

             (ii) if the Finance Party is a Committed Bank or an
                  Affiliate of a Committed Bank, its Commitment shall be cancelled; and

             (iii)     if the Finance Party is the Swingline Bank the
                  Swingline Commitment shall be cancelled.

16.2    Mitigation
        Notwithstanding the provisions of Clauses 13 (Taxes),
        15 (Increased costs) and 16.1 (Illegality), if in relation to a Bank or (as the case may be) the Facility Agent, circumstances arise which would result in:

        (a) any deduction, withholding or payment of the nature referred to in Clause 13 (Taxes); or

        (b) any increased cost of the nature referred to in Clause 15 (Increased costs); or

        (c)  a notification pursuant to Clause 16.1 (Illegality),

        then without in any way limiting, reducing or otherwise qualifying the rights of that Bank, that Bank shall upon becoming aware of the same notify the Facility Agent thereof (whereupon the Facility Agent shall notify the Company) and such Bank shall use all reasonable endeavours to transfer its participation (or to procure the transfer of its Affiliated Bank's participation (as the case may be)) in the Committed Advance Facility or the Swingline Facility (as the case may be) and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or
        (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank shall not be under any obligation to take any such action if, in its reasonable opinion, to do so might have a material adverse effect upon its business, operations or financial condition or those of its Affiliated Bank or might involve it or its Affiliated Bank in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law) or might involve it or its Affiliated Bank in any unusual expense or any tax disadvantage.

17.     GUARANTEE
17.1    Guarantee
        The Company irrevocably and unconditionally:-

        (a) indemnifies each Finance Party against any loss or liability suffered by it because of any failure by a Borrower to perform promptly any of its obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever a Borrower other than the Company does not pay any amount when due or within 3 Business Days of its due date (disregarding, for this purpose, any grace period provided for in Clause 20.2 (Non-payment)) under or in connection with any Finance Document, the Company shall within 5 Business Days of a demand by the Facility Agent pay that amount as if the Company instead of the relevant Borrower were expressed to be the principal obligor (and the Company's obligation to make that payment shall not be subject to any grace period available to it under Clause 20.2 (Non-payment)); and

        (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Company is or becomes unenforceable, invalid or illegal.

17.2    Continuing guarantee
        This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3    Reinstatement
(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4    Waiver of defences
        The obligations of the Company under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

        (a) any time or waiver granted to, or composition with, any Borrower or other person;

        (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

        (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

        (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

        (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 17 shall be construed as if there were no such circumstance.

17.5    Immediate recourse
        The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 17.

17.6    Appropriations
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:-

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

        (b) hold in an interest bearing suspense account any moneys received from the Company or on account of the Company's liability under this Clause 17, until such time as the aggregate amount (including interest) standing to the credit of such account and all other amounts recovered or held in such suspense account by the Finance Parties in respect of amounts due and payable by the Obligors equals the amount due and payable by the Obligors under or in respect of the Finance Documents.

17.7    Non-competition
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Company shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

        (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 17;

        (b) claim, rank, prove or vote as a creditor of any other Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

        (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any other Obligor, or exercise any right of set-off as against any other Obligor.

        The Company shall hold in trust for (except to the extent that a Security Interest is created thereby) and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7.

17.8    Additional security
        This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

18.     REPRESENTATIONS AND WARRANTIES
18.1    Representations and warranties
        Each Obligor makes the representations and warranties in this Clause 18 (Representations and warranties) to each Finance Party.

18.2    Status, powers and compliance with laws
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Panama and has all requisite corporate power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Finance Documents to which it is, or will be, a party;

(b) Each Borrower other than the Company is a limited liability company, duly incorporated and validly existing under the laws of England and has all requisite corporate power and authority under those laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to execute, deliver, and perform its obligations under the Finance Documents to which it is, or will be, a party.

(c) Each member of the Restricted Group is duly qualified or licensed to do business and is in good standing, where applicable, in all jurisdictions in which it owns or leases property (including vessels), or proposes to own or lease property (including vessels), or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Restricted Group or on the ability of any such person to perform its obligations under any of the Finance Documents to which it is or may be a party; and

(d) Each member of the Restricted Group is in compliance in all material respects with all applicable laws, rules, regulations and orders.

18.3    Corporate authorities and no conflicts
        The execution, delivery and performance by it of each Finance Document to which it is or will be a party are within its corporate powers and have been duly authorised by all necessary corporate and stockholder approvals and:

        (a) do not contravene its constitutional documents or its charter or by-laws or any law, rule, regulation, judicial or official order or decree applicable to or binding on it or on any member of the Restricted Group; and

        (b) do not contravene, and will not result in the creation of any Security Interest under, any provision of any agreement to which it or any member of the Restricted Group is a party, or by which it or any of them or any of its or their respective properties are bound.

18.4    Government approvals and authorisations
        No authorisation or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against it of the Finance Documents to which it is a party (except such as have been duly obtained or made and remain in full force and effect).

18.5    Legal Validity
        Each Finance Document to which it is a Party is, or upon execution will be, its legal, valid and binding obligation enforceable against it in accordance with its terms (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganisation or similar laws generally affecting creditors' rights generally or by general equitable principles).

18.6    Accounts
        Its audited accounts most recently delivered to the Facility Agent which at the date on which it becomes a Party are its Original Accounts (if any):-

        (a) have been prepared in accordance with GAAP consistently applied; and

        (b) fairly represent its financial condition and the results of its operations as at the date to which they were drawn up,

        and there has been no material adverse change:

        (i) in the case of the Company, in the business, operations, properties or condition (financial or otherwise) of the Restricted Group taken as a whole; and

        (ii) in any other case, in its business, operations, properties or condition (financial or otherwise),

        in each case, since the date to which those accounts were drawn up.

18.7    Litigation
        There is not pending nor, to its knowledge upon due inquiry and investigation, threatened any arbitration, litigation, action or proceeding affecting any member of the Group by or before any court, governmental agency or arbitrator, which reasonably could be expected:

        (a) to affect materially and adversely the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Group taken as a whole; or

        (b) to prohibit, limit in any way or materially adversely affect the transactions contemplated by the Finance
             Documents, including, without limitation, the ability of any Obligor to perform its obligations under this Agreement.

18.8    Immunities
        No member of the Group, nor any of their respective property, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of organisation.

18.9    No taxes
        In the case of the Company, there is no tax, levy, impost, deduction, charge or withholding or similar item imposed:

        (a) by Panama or the United States of America, or by any political subdivision of either of them, on or by virtue of the execution and delivery of these representations and warranties, the execution or delivery or enforcement of this Agreement or any other document to be furnished under it; or

        (b) by Panama or the United States of America, or by any political subdivision of either of them, on any payment to be made by it under this Agreement, other than taxes on or measured by net income imposed by any such jurisdiction in which a Bank is incorporated or has a fixed place of business, provided that, to the extent that the representations set out in this Clause 18.9 apply to stamp taxes, imposts or similar duties, they shall only be deemed made if and to the extent that this Agreement is kept by the Facility Agent in any of the United Kingdom or the States of New York and North Carolina.

18.10   No filing
        It is not necessary that this Agreement be filed or recorded with any court or other authority in Panama or the State of Florida or its jurisdiction of incorporation (if different), or that any stamp or similar tax be paid on or with respect to any Finance Document to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document except to the extent set out in Clause 18.9 (No taxes).

18.11   No Default
(a)     (i)  in the case of a Swingline Advance and a Utilisation other than a Rollover Utilisation, no Default is outstanding or might result from that Utilisation; and

        (ii) in the case of a Rollover Utilisation, no Event of Default is outstanding or might result from that Utilisation.

(b) there does not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement (other than this Agreement) to which any member of the Group is a party or by which any of them may be bound, or to which any of their properties or assets may be subject, which default would have a material adverse effect on the Group taken as a whole, or would materially adversely affect the ability of the Obligors to perform their respective obligations under this Agreement.

18.12   Margin regulations
        No part of the proceeds of any Advance or Swingline Advance will be used for any purpose that violates the provisions of any of Regulations D, G, T, U or X of the Board of Governors of the Federal Reserve System of the United States of America or any other regulation of such Board of Governors. No member of the Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System of the United States of America.

18.13   Investment Company Act
        It is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940 of the United States of America, as amended).

18.14   Taxes paid
(a)     Each member of the Restricted Group:

        (i) has filed or caused to be filed, or has timely requested an extension to file or has received from the relevant governmental authorities an extension to file, all material tax returns which are required to have been filed; and

        (ii) has paid all taxes shown to be due and payable on said returns or extension requests or on any material assessments made against it or any of its properties, and all other material taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with the applicable GAAP have been provided on its books); and

(b) no material tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or other charges other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP have been provided on its books, provided, however, that the representations and warranties made in subparagraphs (a)(i) and (ii) above with respect to HAL and the HAL Subsidiaries acquired on or about 17th January, 1989 are limited to tax returns required to be filed with respect to the period since 1st January, 1989.

18.15   Disclosure
        No representation, warranty or statement made or document or financial statement provided by any member of the Group or any Affiliate of the Company, in or pursuant to any Finance Document, or in any other document furnished in connection with any of them, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading;

18.16   Good title
        It has good title to its properties and assets, except (in the case of the Company) for:

        (a) existing or future Security Interests or conditional sales arrangements either securing Indebtedness or other liabilities of a member of the Group, or those which the Company in its reasonable business judgment has determined would not be reasonably expected to materially interfere with the business or operations of the Group as conducted from time to time, in each case, which are permitted under the terms of this Agreement; and

        (b) minor irregularities therein which do not materially adversely affect their value or utility.

18.17   ERISA
(a) No Insufficiency or Termination Event has occurred or is reasonably expected to occur, and no "accumulated funding deficiency" exists and no "variance" from the "minimum funding standard" has been granted (each such term as defined in Part III, Subtitle B, of Title I of ERISA) with respect to any Plan (other than any Multiemployer Plan or Plan that has been terminated and all the liabilities of which have been satisfied in full prior to 30th March, 1990) in which any member of the Restricted Group is a participant;

(b) none of the Company nor any ERISA Affiliate (other than the Specified Subsidiaries) has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan; and

(c) none of the Company nor any ERISA Affiliate (other than the Specified Subsidiaries) has received any notification that any Multiemployer Plan in which it is a participant is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated within the meaning of Title IV of ERISA.

18.18   Solvency
        It is, and on each Utilisation Date will be, Solvent.

18.19   Times for making representations and warranties
        The representations and warranties set out in this Clause 18 (Representations and warranties):-

        (a) (i) in the case of an Obligor which is a Party on the date of this Agreement, are made by that Obligor on that date; and

             (ii) in the case of a Borrower which becomes a Party
                  after the date of this Agreement, will be deemed to be made by that Borrower on the date it executes a Borrower Accession Agreement; and

        (b) (other than the representation set out in Clause 18.15 (Disclosure)) are deemed to be repeated by each Obligor on the date of each Request and each Utilisation Date with reference to the facts and circumstances then existing.

19.     UNDERTAKINGS
19.1    Duration
        The undertakings in this Clause 19 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2    Financial information
        The Company shall supply to the Facility Agent in sufficient copies for all the Banks:-

        (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):-

             (i)  in the case of the Company:

                  (A)  the audited consolidated financial statements of:

                       (i)  the Company; and

                       (ii) Kloster (if such audited statements are
                            required to be produced by any person other than the Finance Parties); and

                  (B) the unaudited consolidated financial statements of Kloster if audited financial statements are not so required.

             (ii) as soon as the same are available (and in any
                  event within 180 days of the end of the financial years of the relevant Obligor), the audited financial statements of each Obligor (other than the Company) for that financial year,

             each set of financial statements of the Company delivered under sub-paragraph (i) above shall set forth in comparative form, the corresponding figures for the preceding financial year (excluding, as to any Subsidiary acquired after the date of this Agreement, corresponding information for the period preceding its acquisition). All such audited consolidated financial statements to be delivered by and in respect of the Company shall be accompanied by an opinion thereon of independent certified public accountants of recognised national standing in the United States of America acceptable to the Facility Agent, stating that those financial statements fairly present the consolidated financial condition and results of operations of each of:

             (1)  the Company, and

             (2)  Kloster (if required other than by the Finance
                  Parties),

             as at the end of, and for, that financial year;

        (b) (in the case of the Company) as soon as the same become available and in any event within 75 days after the end of each financial quarter of each of its financial years:

             (i) unaudited consolidated statements of income, retained earnings and cash flow of:

                  (A)  the Company; and

                  (B)  Kloster,

                  in each case for each such quarterly period and for the period from the beginning of its then current financial year to the end of such period; and

             (ii) related unaudited consolidated balance sheets of:

                  (A)  the Company; and

                  (B)  Kloster,

                  in each case as at the end of each such quarterly period.

             (iii)     Delivery of the Company's quarterly financial
                  statements containing information required to be filed with the Securities and Exchange Commission of the United States of America on Form 10-Q (as in effect on the date of this Agreement) shall satisfy the requirements of this paragraph (b) to the extent that those requirements relate to the Company's consolidated financial information, however such requirements shall not be satisfied if the Company makes no such filings or if there is a material change after the date of this Agreement in the form or substance of financial disclosures and financial information required to be set out in Form 10-Q.

             (iv) All unaudited consolidated financial statements
                  delivered under this paragraph (b) shall be accompanied by a certificate of a senior financial officer of the Company, stating that those financial statements fairly present the consolidated financial condition and results of the operations of each of:

                  (1)  the Company; and

                  (2)  Kloster,

                  as at the end of, and for, the period to which they relate (subject to normal year end audit adjustments) in accordance with GAAP, consistently applied;

        (c)  in the case of the Company:

             (i) as soon as the same become available, but in any event not later than 15th January of each calendar year beginning on or after 1st January 1997, a five year cash flow projection and the related income statement and a balance sheet for the Company;

             (ii) together with the financial statements specified
                  in paragraph (a)(i) above, a certificate signed by a senior financial officer of the Company setting out in reasonable detail computations establishing compliance with Clause 19.21 (Financial covenants) as at the date to which those financial statements were drawn up; and

             (iii)     together with the financial statements specified
                  in paragraph (b)(i) above, a certificate signed by a senior financial officer on its behalf setting out in reasonable detail computations establishing compliance with Clause 19.21 (Financial covenants) as at the date to which those financial statements were drawn up, except that the Company shall have no obligation to provide any information in respect of any Specified Subsidiary if that Specified Subsidiary is not or has ceased to be a member of the Group.

19.3    Information - Miscellaneous
        Each Obligor shall supply to the Facility Agent:-

        (a) all documents despatched by it to the shareholders of the Company at the same time as they are despatched;

        (b) promptly upon their becoming available copies of all registration statements and periodic reports which each of the Company and Kloster shall have filed with the Securities and Exchange Commission of the United States of America or any national securities exchange or market and any ratings (and changes thereto) of its debt by Standard & Poor's Corporation and Moody's Investors Service;

        (c) as soon as reasonably possible, copies of all reports and notices which any member of the Group files under ERISA with the Internal Revenue Service, the PBGC, the U.S. Department of Labor or the sponsor of a Multiemployer Plan, or which any member of the Group receives from the PBGC or the sponsor of a Multiemployer Plan related to:

             (i)  any Termination Event; and

             (ii) with respect to a Multiemployer Plan:

                  (A)  any Withdrawal Liability;

                  (B) any actual or expected reorganisation (within the meaning of Title IV of ERISA); or

                  (C) any termination of a Multiemployer Plan (within the meaning of Title IV of ERISA); and

        (d) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request,

        in sufficient copies for all of the Banks, if the Facility Agent so requests, but the Company will not be obliged to provide any information relating to any Specified Subsidiary if that Specified Subsidiary is not or has ceased to be a member of the Group.

19.4    Notification of Default
        Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

19.5    Compliance certificates
        The Company shall supply to the Facility Agent:-

        (a) together with the accounts specified in Clause 19.2(a)(i) (Financial Information); and

        (b) promptly at any other time, if the Facility Agent reasonably so requests,

        a certificate signed by a senior officer on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6    Authorisations
        Each Obligor shall promptly:-

        (a)  obtain, maintain and comply with the terms of; and

        (b)  supply certified copies to the Facility Agent of,

        any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.7    Pari passu ranking
        Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for taxes, national insurance contributions, local or water authority rates and employee remuneration and benefits which are mandatorily preferred by law applying to companies generally.

19.8    Negative pledge
(a) No Obligor shall, and the Company shall procure that no other member of the Group will, create or permit to subsist any Security Interest securing Indebtedness on any of its assets.

(b)     Paragraph (a) does not apply to:

        (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue; or

        (ii) Security Interests created by the Company over its interests in any Specified Subsidiary;

        (iii) any Security Interests (other than those referred to in paragraph (ii) above) securing Indebtedness in an amount not exceeding thirty five per cent. (35%) of the amount of the total assets of the Company at any time (as shown in its then most recent consolidated balance sheet of the Group excluding the Specified Subsidiaries and excluding the value of any intangible assets).

19.9    Disposals
        Unless permitted under Clause 19.10 (Mergers, acquisitions and asset disposals) no Obligor shall, and the Company shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, in any one financial year sell, transfer, grant or lease or otherwise dispose of assets of the Group with a book value in excess of $250,000,000 (but excluding any sale or disposal of any or all of the assets or capital stock of any Specified Subsidiary or any member of the Windstar Group).

19.10   Mergers, acquisitions and asset disposals
(a)     The Company:

        (i) shall preserve and maintain in full force and effect its corporate existence and its rights and those of its Subsidiaries;

        (ii) shall not and shall procure that no other member of the Group will:

             (A) merge or amalgamate with or into or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now or hereafter acquired); or

             (B) acquire all or substantially all of the assets of any person.

(b) The Company shall procure that no member of the Windstar Group shall:

        (i)  acquire any assets of any member of the Non-Windstar Group;
        or

        (ii) merge or amalgamate with or into any member of the Non-Windstar Group unless the relevant member of the Non-Windstar Group is the surviving entity.

(c)     Notwithstanding paragraph (a) above:

        (i) any member of the Restricted Group other than a member of the Windstar Group may:

             (A) merge or amalgamate with the Company if the surviving entity is the Company;

             (B)  transfer assets to the Company; and

             (C) acquire assets of the Company, so long as those assets do not constitute a substantial part of the assets of the Company;

        (ii) any member of the Restricted Group other than the Company or a member of the Windstar Group may:

             (A) merge or amalgamate with any other member of the Restricted Group other than the Company so long as, if the merger is with a Borrower, the Borrower is the surviving entity; and

             (B) transfer assets to any other member of the Restricted Group other than the Company;

        (iii)     any Specified Subsidiary may:

             (A) merge or amalgamate with any member of the Restricted Group so long as the member of the Restricted Group is the surviving entity; and

             (B)  dispose of assets to any member of the Group;

        (iv) any member of the Group may acquire substantially all of the assets of any person which is not a member of the Group if that member of the Group is the surviving entity; and

        (v) the Company may change its jurisdiction of incorporation by merger, amalgamation or otherwise, with the prior consent of the Majority Committed Banks (such consent not to be unreasonably withheld or delayed).

19.11   Insurance
        The Company shall, and shall cause each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as to all the foregoing, in each case, reasonably satisfactory to the Banks and as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

19.12   The Company's stock
        The Company shall ensure that at all times the number of the issued and outstanding shares of its capital stock at least sufficient to elect a majority of the Company's board of directors shall be beneficially owned, directly or indirectly, by Mr. Ted Arison or the members of his immediate family, free and clear of Security Interests in favour of any other person.

19.13   Solvency
        The Company shall procure that it is and shall be at all times
        Solvent.

19.14   Limitation on payment restrictions affecting Subsidiaries
        The Company shall not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than those contained in or permitted by or through any other provision of the Finance Documents) on the ability of any Subsidiary to:

        (a) pay dividends or make any other distributions on such Subsidiary's capital stock or pay any Indebtedness owed to any member of the Group;

        (b)  make loans or advances to any member of the Group; or

        (c) transfer any of its property or assets to any member of the Group.

19.15   Transactions with officers, directors and shareholders
        The Company shall not enter or permit any of its Subsidiaries to enter into any transaction or agreement, including (without limitation) any lease, Capital Lease, purchase or sale of real property, purchase of goods or services, with any Subsidiary, Affiliate or any officer, or director of the Company or of any such Subsidiary or Affiliate, or any recorded or known beneficial owner of equity securities of any such Subsidiary, any known, recorded or beneficial owner of equity securities of any such Affiliate or the Company, or any recorded or beneficial owner of at least five per cent (5%) of the equity securities of the Company, except on terms that are no less favourable to the relevant member of the Group than:

        (a) those that could have been obtained in a comparable transaction by that member of the Group with an unrelated person; and

        (b) those that are between Subsidiaries which are consolidated for financial reporting purposes with the Company.

19.16   Compliance with ERISA
        The Company shall not become party to any prohibited transaction, reportable event, accumulated funding deficiency or plan termination, all within the meaning of ERISA and the Code with respect to any Plan as to which there is an Insufficiency, nor permit any Subsidiary to do so (except with respect to a Multiemployer Plan if the foregoing shall result from the act or omission of a person party to such Multiemployer Plan other than a member of the Group).

19.17   Investment company
        The Company shall not and shall not permit any of its Subsidiaries to be or become an investment company subject to the registration requirements of the Investment Company Act of 1940 of the United States of America, as amended.

19.18   Organisational documents
        The Company shall not, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Committed Banks) amend its articles of incorporation or by-laws (or similar constitutive documents) unless the relevant amendment would not adversely affect the rights of the Finance Parties under this Agreement.

19.19   Syndication
        The Company shall use reasonable efforts to assist the Arranger in effecting Syndication to banks and the financial institutions which are Qualifying Banks including (a) the provision by it and procuring the possession by its advisers of such information available to the Company as may be reasonably deemed necessary by the Arranger in connection with Syndication (including, without limitation, in connection with the preparation of an information memorandum for potential lending institutions) and
        (b) making available the management of and advisers to the Company and its Subsidiaries for the purposes of making presentations to potential lending institutions.

19.20   Clear market
        The Company will not and will procure that no member of the Group will, prior to the completion of Syndication, authorise, enter into, announce or permit to be announced the terms of any Indebtedness to any syndicate of banks other than under this Agreement, which Indebtedness could, in the opinion of the Arranger, have a negative and adverse effect on the Syndication so long as the Syndication Date falls no later than the date falling three months after the date of this Agreement.

19.21   Financial covenants
        The Company shall ensure that:

        (a) the ratio of its Total Debt to Total Capital, tested quarterly, shall be at all times less than fifty per cent. (50%);

        (b) at the end of each of its financial quarters, the amount of its Consolidated Cash Flow shall be, as at the end of each of the four financial quarters immediately preceding covenant testing, at least 125% of the sum of the aggregate amount of:

             (i)  dividend payments;

             (ii) scheduled principal loan repayments; and

             (iii)     scheduled Capital Lease payments made, in respect
                  of the Company, on a consolidated basis excluding the Specified Subsidiaries,

             in the four financial quarters immediately preceding covenant testing;

        (c) at the end of each month, the sum of the unencumbered cash plus the current value of short term investments (in conformity with GAAP) of the Restricted Group shall equal at least Fifty Million Dollars ($50,000,000);

        (d) the Tangible Net Worth of the Restricted Group shall exceed, on a financial quarterly basis, the sum of:

             (i)  $835,000,000; and

             (ii) fifty per cent. (50%) of cumulative consolidated
                  net income (excluding any losses) of the Restricted Group beginning 1st December, 1992.

20.     DEFAULT
20.1    Events of Default
        Each of the events set out in Clauses 20.2 (Non-payment) to
        20.15 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

20.2    Non-payment
        An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and, if the failure to pay relates to an amount other than the principal amount of an Advance or Swingline Advance, the failure is not remedied within 8 Business Days of the due date.

20.3    Breach of other obligations
        An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment)) and the default (if capable of remedy) is not remedied within 10 days of the Facility Agent giving notice of the default to the Company.

20.4    Misrepresentation
        A representation, warranty or statement made or repeated in or in connection with any Finance Document by any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5    Cross-default
(a) Any member of the Restricted Group shall fail to pay any amount or amounts due in respect of Indebtedness (but excluding Indebtedness resulting from Advances) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to that Indebtedness; or

(b) any other default under one or more agreements or instruments relating to Indebtedness of a member of the Restricted Group (but excluding Indebtedness resulting from Advances) or any other event, shall occur and shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to that Indebtedness if the effect of that event is to accelerate, or to permit the acceleration of, the maturity of that Indebtedness; or

(c) any Indebtedness of a member of the Restricted Group shall be declared to be due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof, provided that the aggregate amount of any such Indebtedness referred to in any or all of paragraphs (a) to (c) (inclusive) above equals or exceeds $20,000,000 or its equivalent in other currencies.

20.6    Insolvency
        A member of the Restricted Group shall:

        (a)  generally not pay its debts as they become due; or

        (b)  threaten to stop making payments generally; or

        (c)  admit in writing its inability to pays its debts generally;
             or

        (d)  make a general assignment for the benefit of its creditors;
             or

        (e)  not be Solvent; or

        (f)  be unable to pay its debts; or

20.7    Insolvency proceedings
(a) Any proceeding shall be instituted in any jurisdiction by or against any member of the Restricted Group:

        (i)  seeking to adjudicate it bankrupt or insolvent;

        (ii) seeking its liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors; or

        (iii) seeking an administration order, an order for relief, or the appointment of a receiver, trustee, or other similar official, for it or for any substantial part of its property,

        so long as in the case of any such proceeding instituted against but not by a member of the Restricted Group, in respect of any process other than administration:

             (A) such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days; or

             (B) an Event of Default shall not occur if any of the relief sought in such proceeding (including, without limitation the entry of an order for relief against it or against the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall be granted within that 45 day period; or

(b) a member of the Restricted Group shall take any corporate action to authorise any of the actions set forth in paragraph (a) above; or

(c) any director, or if one or more directors are elected and acting, any two directors of the member of the Restricted Group or any person owning directly, or indirectly, shares of capital stock of a member of the Restricted Group in a number sufficient to elect a majority of directors of that member of the Restricted Group shall take any preparatory or other steps to convene a meeting of any kind of a member of the Restricted Group, or any meeting is convened or any other preparatory steps are taken, for the purpose of considering or passing any resolution or taking any corporate action to authorise any of the actions set forth above in paragraph (a) above.

(d) any order for the winding-up or administration of any member of the Restricted Group is made.

20.8    Appointment of receivers and managers
        Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Restricted Group or any substantial part of its assets.

20.9    Creditors' process
        One or more judgments or orders for the payment of money, singly or in the aggregate, in excess of an amount equal to $10,000,000 shall be rendered against a member of the Restricted Group and either:

        (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

        (b) there shall have elapsed any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect.

20.10   Analogous proceedings
        There occurs, in relation to a member of the Restricted Group, any event anywhere which, in the reasonable opinion of the Majority Committed Banks, appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors' process) (inclusive) and any time period referred to in the relevant Clause has lapsed.

20.11   Unlawfulness
        It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents to which it is a party.

20.12   Guarantee
        The guarantee of the Company is not effective or is alleged by an Obligor to be ineffective for any reason.

20.13   Ownership of the Obligors
        Any Borrower (other than the Company) is not or ceases to be a wholly owned Subsidiary of the Company.

20.14   Ownership of the Company
        Micky Arison or Ted Arison (or, in the event of his death, a member of his immediate family or another person acceptable to the Banks) shall cease to own, directly or indirectly, shares of capital stock of the Company entitled to elect directors, in a number of shares at least sufficient to elect a majority of directors of the Company.

20.15   Material adverse change
        An extraordinary event shall occur or a material adverse change affecting the business or operations of the Company shall occur, which situation or change gives reasonable grounds to conclude that the Company will not, or will be unable to, perform or observe, in the normal course, its obligations under the Finance Documents to which it is a party.

20.16   Acceleration
        On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Committed Banks, by notice to the Company:-

        (a)  cancel the Total Commitments and the Swingline Commitment;
        and/or

        (b) demand that all the Advances and Swingline Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (c) demand that all the Advances and Swingline Advances be payable on demand, whereupon they shall immediately become payable on demand.

21.     THE AGENTS AND THE ARRANGER
21.1    Appointment and duties of the Agents
(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Borrower irrevocably appoints the Bid Option Agent to act as its agent under the Finance Documents in connection with the obtaining and receipt of offers in relation to Utilisations of the Uncommitted Advance Facility.

(c) Each Party appointing an Agent irrevocably authorises that Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions.

(d) An Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2    Role of the Arranger
        Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

21.3    Relationship
        The relationship between an Agent and the Parties which have appointed it as Agent is that of agent and principal only. Nothing in this Agreement constitutes either Agent as trustee or fiduciary for any other Party or any other person and neither Agent need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4    Majority Committed Banks' directions
        The Facility Agent will be fully protected if it acts in accordance with the instructions of the Majority Committed Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Committed Banks will be binding on all the Banks. In the absence of such instructions the Facility Agent may act as it considers to be in the best interests of all the Banks.

21.5    Delegation
        Each Agent may act under the Finance Documents through its personnel and agents.

21.6    Responsibility for documentation
        None of the Agents and the Arranger is responsible to any other Party for:-

        (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

        (b)  the collectability of amounts payable under any Finance
        Document; or

        (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document
             (including any information memorandum).

21.7    Default
(a) Neither Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Facility Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Facility Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

21.8    Exoneration
(a) Without limiting paragraph (b) below, neither Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by that Agent's gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of either Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9    Reliance
        Each Agent may:-

        (a) rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

        (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

        (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than that Agent).

21.10   Credit approval and appraisal
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

        (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by either Agent or the Arranger in connection with any Finance Document; and

        (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11   Information
(a) The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) The Facility Agent shall promptly supply a Bank with a copy of each document received by the Facility Agent under Clause 4 (Conditions precedent) or 27.5 (Additional Borrowers) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)     Except as provided above, neither Agent has any duty:-

        (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

        (ii) in the case of the Facility Agent and unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

21.12   The Agents and the Arranger individually
(a) If it is also a Bank, each of the Agents and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or the Arranger.

(b)     Each of the Agents and Arranger may:-

        (i) carry on any business with an Obligor or its related entities;

        (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

        (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

21.13   Indemnities
(a) The Company shall within 5 Business Days of a demand indemnify the Bid Option Agent for any liability or loss incurred by the Bid Option Agent in any way relating to or arising out of its acting as the Bid Option Agent other than any liability or loss arising as a result of its gross negligence or wilful default.

(b) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Facility Agent for its proportion of any liability or loss incurred by the Facility Agent in any way relating to or arising out of its acting as the Facility Agent, except to the extent that the liability or loss arises directly from the Facility Agent's gross negligence or wilful misconduct.

(c) A Bank's proportion of the liability or loss set out in paragraph (b) above is the proportion which the Original Dollar Amount of its Advance(s) (if any) bears to the Original Dollar Amount of all Advances outstanding on the date of the demand. If, however, no Advances are outstanding on the date of demand, then the indemnity will be provided only by the Committed Banks, and a Committed Bank's proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(d) The Company shall within 5 Business Days of a demand reimburse each Bank for any payment made by it under paragraph (b) above.

21.14   Compliance
(a) An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, neither Agent need disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of that Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15   Resignation of Agents
(a) Notwithstanding its irrevocable appointment, an Agent may resign by giving notice to the Banks and the Company, in which case the Agent concerned may (after consultation with the Company) forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Committed Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Committed Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "Facility Agent" or "Bid Option Agent", as appropriate, will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the relevant Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 (The Agents and the Arranger) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

21.16   Banks
        Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility
        Office(s) until it has received notice from the Bank or the Facility Agent to the contrary by not less than 5 Business Days prior to the relevant payment.

21.17   Information between Agents
        Each Agent shall promptly notify the other Agent of any relevant information concerning a Utilisation which the other Agent requires in order to enable it to perform its obligations under this Agreement.

22.     FEES
22.1    Facility Fee
(a) The Company shall pay to the Facility Agent for each Committed Bank a facility fee computed at the rate per annum determined in accordance with Clause 10.3 (Determination of applicable Margin and Facility Fee) on the amount of that Committed Bank's Commitment (irrespective of the level of usage of Facilities) during the period from the date of this Agreement up to and including the Final Maturity Date or if earlier, the date of cancellation of the Total Commitments in full.

(b) Accrued facility fee is payable quarterly in arrear. Accrued facility fee is also payable to the Facility Agent for the relevant Committed Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

22.2    Auction fee
        The Company shall pay to the Bid Option Agent for its own account, upon delivery of each Request for the Uncommitted Advance Facility, a tender fee in the amount agreed in the Fee Letter.

22.3    VAT
        Any fee referred to in this Clause 22 (Fees) is exclusive of any value added tax or any other similar tax which might be chargeable in connection with that fee. If any value added tax or other similar tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

23.     EXPENSES
23.1    Initial and special costs
        The Company shall within 5 Business Days of a demand pay the Facility Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by either of them in connection with:-

        (a)  the negotiation, preparation, printing and execution of:-

             (i) this Agreement and any other documents referred to in this Agreement;

             (ii) any other Finance Document (other than a Novation
                  Certificate in the form of Part I of Schedule 4) executed after the date of this Agreement;

        (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

        (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

        The Company's obligations to reimburse the Facility Agent for fees and expenses (including legal fees) incurred by it and referred to in paragraph (a) above and incurred in respect of the production of any document prepared to effect Syndication shall be limited to the amounts agreed between the Company and the Arranger prior to the date of this Agreement.

23.2    Enforcement costs
        The Company shall within 5 Business Days of a demand pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by it:-

        (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

        (b)  in investigating any likely Default.

24.     INDEMNITIES
24.1    Currency indemnity
(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:-

        (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

        (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

        (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2    Other indemnities
        The Company shall within 5 Business Days of a demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:-

        (a)  the occurrence of any Default;

        (b) the operation of Clause 20.16 (Acceleration) or Clause 30 (Pro rata sharing);

        (c) any payment of principal or an overdue amount being received from any source otherwise than on its Maturity Date and, for the purposes of this paragraph (c), the Maturity Date of an overdue amount is the last day of each Designated Term (as defined in Clause 10.4 (Default interest)) but if a Bank actually makes a profit, over its cost of funding an Advance, as a result of the prepayment of that Advance and the placing of the funds so received on deposit, it shall pay to the Borrower concerned an amount equal to the profit actually made by that Bank, to the intent that the Bank shall be no better or worse off than if the Advance had not been prepaid; or

        (d) (other than by reason of negligence or default by a Finance Party) a Utilisation not being effected or a Swingline Advance not being made after:-

             (i) in the case of a Utilisation of the Committed Advance Facility or the making of a Swingline Advance, the Borrower has delivered a Request for that Utilisation or Swingline Advance; or

             (ii) in the case of a Utilisation of the Uncommitted
                  Advance Facility, the Borrower has accepted offers for that Utilisation.

        The Company's liability in each case includes any loss (other than loss of margin) for other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

25.     EVIDENCE AND CALCULATIONS
25.1    Accounts
        Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2    Certificates and determinations
        Any certification or determination by a Finance Party of a rate or amount under this Agreement is prima facie evidence of the matters to which it relates.

25.3    Calculations
        Interest and the Facility Fee accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or in the case of interest (including any applicable MLA Cost) payable on an amount denominated in Sterling only, 365 days.

26.     AMENDMENTS AND WAIVERS
26.1    Procedure
(a) Subject to Clause 26.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company, the Majority Committed Banks and the Facility Agent. The Facility Agent may effect, on behalf of the Committed Banks, an amendment to which they or the Majority Committed Banks have agreed.

(b) The provisions of Clause 6 (The Uncommitted Advance Facility) may be amended or waived with the agreement of the Company and the Facility Agent, but an amendment or waiver so effected will apply only to Utilisations requested after the date the amendment or waiver has been effected.

(c) The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraphs (a) or (b) above, and any such amendment or waiver shall be binding on all the Parties.

26.2    Exceptions
(a)     An amendment or waiver which relates to:-

        (i)  the definition of "Majority Committed Banks" in Clause 1.1;

        (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

        (iii)     an increase in a Committed Bank's Commitment;

        (iv) the incorporation of additional borrowers otherwise than in accordance with Clause 27.5 (Additional Borrowers) or a release of the Company's obligations under Clause 17 (Guarantee);

        (v) a term of a Finance Document which expressly requires the consent of each Committed Bank; or

        (vi) Clause 30 (Pro rata sharing) or this Clause 26
        (Amendments and waivers),

        may not be effected without the consent of each Committed Bank.

(b)     (i)  A Bid Option Bank which has made an Advance which is still outstanding or has outstanding any offer to make an Advance, is not bound by an amendment or waiver which relates to:-

             (A) the extension of the date for, or a decrease in an amount or a change in the currency of, any payment to it under the Finance Documents; or

             (B)  Clause 30 (Pro Rata Sharing) or this Clause 26
             (Amendments and waivers),

             unless it consents to that amendment or waiver.

        (ii) No amendment may be made to the terms of or any waiver be given under the Swingline Facility without the consent of the Swingline Bank.

(c)     The rights of each Finance Party under the Finance Documents:-

        (i)  may be exercised as often as necessary;

        (ii) are cumulative and not exclusive of its rights under the general law; and

        (iii)     may be waived only in writing and specifically.

        Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.     CHANGES TO THE PARTIES
27.1    Transfers by Obligors
        No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement without the prior consent of the Banks.

27.2    Transfers by Banks
(a) A Bank (the "Existing Bank") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another bank or financial institution (the "New Bank") which is a Qualifying Bank in minimum amounts and integral multiples of $10,000,000. The prior consent of the Company is required for any such assignment, transfer or novation, unless:-

        (i) the transfer or novation constitutes the completion of Syndication to banks and financial institutions agreed between the Company and the Arranger prior to the date of this Agreement or otherwise agreed between the Company and the Facility Agent (each acting reasonably) thereafter; or

        (ii) the New Bank is another Bank or an Affiliate of a Bank;
             or

        (iii)     an Event of a Default is outstanding.

        However, the prior consent of the Company must not be unreasonably withheld or delayed.

(b)     A transfer of obligations will be effective only if either:-

        (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations); or

        (ii) the New Bank confirms to the Facility Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation, on terms where the relevant Bank retains the discretion to exercise its voting rights under this Agreement without reference to any party to that sub-contract, if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion (other than the completion of Syndication) that an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of $2,500.

(e)     An Existing Bank is not responsible to a New Bank for:-

        (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

        (ii) the collectability of amounts payable under any Finance
        Document; or

        (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f)     Each New Bank confirms to the Existing Bank and the other
        Finance Parties that it:-

        (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

        (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)     Nothing in any Finance Document obliges an Existing Bank to:-

        (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

        (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Committed Bank if no amount is or may be owed to or by that Committed Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

(i) If, at the time of any novation, transfer or assignment by a Bank (including, without limitation, on the Syndication Date or pursuant to Syndication) or of any change of Facility Office, circumstances exist which would oblige the Company or any Borrower to pay to the New Bank (or, in the case of a change in Facility Office, the relevant Bank), under Clause 13 (Taxes), Clause 15 (Increased costs) or Clause 16 (Illegality and mitigation) any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank under the relevant Clause in the absence of that novation, transfer assignment or change, no Obligor shall be obliged to pay that excess.

27.3    Procedure for novations
(a)     A novation is effected if:-

        (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of Part I of Schedule 4 and the Facility Agent executes it; or

        (ii) a Novation Certificate in the form of Schedule 6 is executed by all the parties thereto.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Novation Certificate in the form of Part I of
        Schedule 4 on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

        (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

        (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

        (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

        (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

27.4    Changes to the Bid Option Banks and the Bid Option Agent
(a)     (i)  The Company may, after consultation with the Bid Option
             Agent, require the discharge of any Bid Option Bank (other than a Bid Option Bank which is a Committed Bank or an Affiliate of a Committed Bank) by not less than 5 Business Days' notice to the Bid Option Agent and the Bid Option Bank concerned.

        (ii) A Bid Option Bank may, by not less than 5 Business
             Days' notice to the Bid Option Agent, retire as a Bid
             Option Bank.

        (iii) In the event of any discharge or retirement under sub-paragraph (i) or (ii) above, the Bid Option Bank concerned will cease to participate further in the Uncommitted
             Advance Facility. However, any such discharge or retirement will not affect that Bid Option Bank's rights and obligations in respect of any outstanding offer made by it or in respect of any outstanding Advance made by it.
(b) Any bank or financial institution may become a Bid Option Bank if:-

        (i)  that bank or financial institution is also a Committed
             Bank;

        (ii) it delivers to the Facility Agent a duly completed accession agreement, substantially in the form set out in
             Part II of Schedule 4, (a "Bid Option Bank Accession
             Agreement") and the Facility Agent counter-signs it on behalf of all the Parties; or

        (iii)     it executes a Novation Certificate, in the form of
             Schedule 6, by which it agrees to become a Bid Option Bank.

        Each Party authorises the Facility Agent to counter-sign any Bid Option Bank Accession Agreement on its behalf.

(c) Any reference in this Agreement to the Banks or the Bid Option Banks includes any bank or financial institution which becomes a Bid Option Bank in accordance with this Clause, but excludes a Bid Option Bank which is discharged or retires under this Clause when no amount is or may be owed to or by that Bid Option Bank under this Agreement.

27.5    Additional Borrowers
(a) If the Company wishes one of its wholly-owned Subsidiaries incorporated in England and Wales to become an Additional Borrower, then it may (after prior consultation with the Facility Agent) deliver to the Facility Agent the documents listed in Part II of Schedule 2.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However, it may not utilise any of the Facilities or (in the case of the first Additional Borrower at, or shortly after, the time it becomes an Additional Borrower) accept a transfer of any Advances until the Facility Agent confirms to the other Finance Parties and the Company that it has received or waived all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(c) Delivery of a Borrower Accession Agreement, executed by the Subsidiary and the Company, constitutes confirmation by that Subsidiary that the representations and warranties set out in Clause 18 (Representations and warranties) and to be made by it on the date of the Borrower Accession Agreement are correct in all material respects, as if made with reference to the facts and circumstances then existing.

27.6    Reference Banks
        If a Reference Bank (or, if a Reference Bank is not a Committed Bank, the Committed Bank of which it is an Affiliate) ceases to be one of the Committed Banks, the Facility Agent shall (in consultation with the Company) appoint another Committed Bank or an Affiliate of a Committed Bank to replace that Reference Bank.

27.7    Register
        The Facility Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.     DISCLOSURE OF INFORMATION
(a) Subject to paragraph (b) below, a Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

        (i)  a copy of any Finance Document; and

        (ii) any information which that Bank has acquired under or in connection with any Finance Document.

(b) Any information referred to in paragraph (a)(ii) above which is confidential may only be disclosed to a person with whom a Bank is proposing to enter, or has entered into, a transfer, participation or other agreement in relation to this Agreement if the person has provided the Company with a written undertaking to keep the information confidential and only to use it for the purposes of this Agreement.

29.     SET-OFF
        After an Event of Default has occurred and while the same is continuing, a Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Each Finance Party which exercises its right of set-off under this Clause 29 shall thereafter notify the Company of that exercise.

30.     PRO RATA SHARING
30.1    Redistribution
        If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 12 (Payments) (a "recovery"), then:-

        (a) the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the Facility Agent;

        (b) the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 12 (Payments);

        (c) subject to Clause 30.3 (Exception), the recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "redistribution") equal to the excess;

        (d) the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

        (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2    Reversal of redistribution
        If under Clause 30.1 (Redistribution):-

        (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

        (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

        each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3    Exception
        A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 30.1(e) (Redistribution).

31.     SEVERABILITY
        If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

        (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance
             Documents; or

        (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.     COUNTERPARTS
        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33.     NOTICES
33.1    Giving of notices
        All notices or other communications under or in connection with this Agreement shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:-

        (a)  if in writing, when delivered;

        (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

        (c)  if by facsimile, when received in legible form,

        so long as, in the case of notices given by facsimile by a Borrower to the Facility Agent, the relevant Borrower has entered into an indemnity agreement with the Facility Agent in form and substance satisfactory to the Facility Agent.

        However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

33.2    Addresses for notices
(a) The address, telex number and facsimile number of each Party (other than an Agent) for all notices under or in connection with this Agreement are:-

        (i) that notified by that Party for this purpose to the Facility Agent on or before it becomes a Party; or

        (ii) any other notified by that Party for this purpose to the Facility Agent by not less than five Business Days' notice.

(b) The address, telex numbers and facsimile numbers of the Agents are:-

        NationsBank, N.A., London Branch
        Loans Agency Department
        New Broad Street House
        35 New Broad Street
        London  EC2M 1NH

        Telephone:     0171 860 3742
        Facsimile:     0171 628 8692
        Telex:         883181 NCNB G

        or such other as either Agent may notify to the other Parties by not less than 5 Business Days' notice.

(c) The Facility Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

34.     JURISDICTION
34.1    Submission
        For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

34.2    Service of process
        Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):-

        (a) irrevocably appoints Michael Muller of Alton House, 177 High Holborn, London WC1V 7AA as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

        (b) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

        (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 33.2 (Addresses for notices).

34.3    Forum convenience and enforcement abroad
        Each Obligor:-

        (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

        (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4    Non-exclusivity
        Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:-

        (a)  in any other court of competent jurisdiction; or

        (b)  concurrently in more than one jurisdiction.

35.     GOVERNING LAW
        This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                 SCHEDULE 1

                                 COMMITMENTS

                                   Part I
                       The Committed Advance Facility

Committed Bank                                             Commitment
         $

NationsBank, N.A.                                        300,000,000

                                                        ____________

                                      Total Commitments $300,000,000
                                                        ____________




                                   Part II
                           The Swingline Facility

Swingline Bank                                         Swingline Commitment

NationsBank, N.A., London Branch                            $10,000,000

                                 SCHEDULE 2

                       CONDITIONS PRECEDENT DOCUMENTS

                                   PART I

                TO BE DELIVERED BEFORE THE FIRST UTILISATION

1.      All Obligors
(a)     A copy of constitutional documents of each Obligor; and

(b) a copy of its Original Accounts and its most recent unaudited financial statements.

2.      Company
(a) A copy of a resolution of the executive committee of the board of directors of the Company:-

        (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement and the Fee Letter;

        (ii) authorising a specified person or persons to execute this Agreement and the Fee Letter on its behalf; and

        (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(b)     a certificate of good standing in relation to the Company;

(c) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(d) a certificate of a senior officer of the Company confirming that utilisation of the Facilities in full would not cause any borrowing limit binding on any Obligor to be exceeded;

(e) a five year cash flow projection and the related income statement and balance sheet for the Company;

(f) a certificate of an Authorised Signatory of the Company certifying that each copy document specified in Part I of this
        Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

(g) a letter from Michael Muller confirming his acceptance of his appointment to act as process agent under clause 34.2 (Service of process).

3.      Legal opinions
        A legal opinion of Allen & Overy, English legal advisers to the Facility Agent, addressed to the Finance Parties.

        A legal opinion of Tapia Linares y Alfaro, external Panamanian legal advisers to the Company, addressed to the Finance Parties.

        A legal opinion of Arnaldo Perez, general counsel to the Company, addressed to the Finance Parties.


                                 PART II

                  TO BE DELIVERED BY AN ADDITIONAL BORROWER


(a) A Borrower Accession Agreement, duly executed by the Additional Borrower and the Company;

(b) a copy of the memorandum and articles of association and certificate of incorporation of the Additional Borrower;

(c) a copy of a resolution of the board of directors of the Additional Borrower:-

        (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

        (ii) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

        (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

(d) a certificate of a director of the Additional Borrower confirming that utilisation of the Facilities in full would not cause any borrowing limit binding on it to be exceeded;

(e) (in the case of any Additional Borrower other than the first) a copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document;

(f) a specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above;

(g)     Original Accounts (if any) of the Additional Borrower;

(h) a legal opinion of Allen & Overy, legal advisers to the Facility Agent, addressed to the Finance Parties; and

(i) a certificate of an Authorised Signatory of the Additional Borrower certifying that each copy document specified in Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower
                Accession Agreement.
SCH                                EDULE 3

                               FORM OF REQUEST

To: NATIONSBANK, N.A. London Branch as [Facility Agent/Bid Option Agent/Swingline Bank]

From:     [BORROWER]

                                             Date:     [          ]


  CARNIVAL CORPORATION $300,000,000 Revolving Credit Agreement
                             dated
     [                      ], 1996

1.   We wish to utilise the [          ]* Facility as follows:-

     (a)  Utilisation Date: [          ]

     (b)  Requested Amount: [          ]

     (c)  Term: [          ] /alternative Term: [          ]**

     (d)  Currency: [              ]

     (e)  Payment Instructions: [          ].

     (f)  as at the date of this Request, the Company's long term
          debt is rated [        ] by Moody's and/or [          ] by
          S&P.

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

[BORROWER]
Authorised Signatory

                           SCHEDULE 4

                  FORMS OF ACCESSION DOCUMENTS

                             PART I

                      NOVATION CERTIFICATE

To:  NATIONSBANK, N.A., London Branch as Facility Agent

From:     [THE EXISTING BANK] and [THE NEW BANK]            Date:  [          ]


 CARNIVAL CORPORATION -$300,000,000 Revolving Credit Agreement
                             dated
[                       ], 1996

We refer to Clause 27.3 (Procedure for novations).

1.   We [          ] (the "Existing Bank") and [          ] (the "New
     Bank") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the
     Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.


                          THE SCHEDULE

              Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office
Address for notices]

[Existing Bank]     [New Bank]          NATIONSBANK, N.A., London
                                        Branch

By:                 By:                 By:

Date:               Date:               Date:

                            PART II

              BID OPTION BANK ACCESSION AGREEMENT

To:  NATIONSBANK, N.A., London Branch as Facility Agent

From:     [NEW BID OPTION BANK]

                                             Date:     [          ]

 CARNIVAL CORPORATION -$300,000,000 Revolving Credit Agreement
dated [                  ], 1996 (the "Credit Agreement")

We refer to Clause 27.4 (Changes in the Bid Option Banks and the Bid Option Agent).

We agree to become a Bid Option Bank and to be bound by the terms of the Facility Agreement as a Bid Option Bank in accordance with Clause 27.4 (Changes in the Bid Option Banks and the Bid Option
Agent).

Our Facility Office and address for notices for the purposes of Clause 33.2 (Addresses for notices) are:-

Facility Office          Address for notices
[                        [



               ]                        ]

This Agreement is governed by English law.


By:

[NEW BID OPTION BANK]

Acknowledgement

We confirm that you have become a Bid Option Bank with effect from
[          ].

NATIONSBANK, N.A., London Branch

By:

Date:

                            PART III

                  BORROWER ACCESSION AGREEMENT



To:  NATIONSBANK, N.A., London Branch as Facility Agent

From:     [PROPOSED BORROWER] and CARNIVAL CORPORATION

                                                  [       ], 1996


 CARNIVAL CORPORATION -$300,000,000 Revolving Credit Agreement
dated [                  ], 1996 (the "Credit Agreement")

We refer to Clause 27.5 (Additional Borrowers).

[Name of company] of [Registered Office] (Registered no.
[          ]) (the "Proposed Borrower") agrees to become an
Additional Borrower and to be bound by the terms of the Facility
Agreement as an Additional Borrower in accordance with Clause 27.5 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 33.2 (Addresses for notices) is:-

[
                              ]


This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

CARNIVAL CORPORATION
Authorised Signatory

                           SCHEDULE 5

                           TIMETABLES

In this Schedule 5:-

D-[x]     =    x Business Days before the relevant Utilisation Date

FA   =    Facility Agent

BOA  =    Bid Option Agent

CB   =    Committed Bank

BOB  =    Bid Option Bank


             CLAUSE 5 - COMMITTED ADVANCE FACILITY




Clause
Event
Time

(approximate
equivalent
time in Miami)


5.1
FA receives Request
D-3
3.30 p.m.
D-3
10.30 a.m.








5.4
FA notifies CBs of details of
Request and amount of each
CB's Advance
D-3
5.00 p.m.
D-3
12 noon








5.6(b)
FA receives objection from a
CB to selection of a Term of
an optional duration
D-2
9.00 a.m.
D-2
4.00 a.m.








5.6(c)
FA notifies Borrower and CBs
of the new Term
D-2
10.00 a.m.
D-2
5.00 a.m.

            CLAUSE 6 - UNCOMMITTED ADVANCE FACILITY



Clause
Event
Time

(approximate
equivalent
time in
Miami)


6.1
BOA receives Request
D-4
3.00 p.m.
D-4
10.00 a.m.


6.3
BOA notifies BOBs of details
of Request
D-4
5.00 p.m.
D-4
12 noon


6.4(c)
BOA and Affiliates make
offers to Borrower
D-3
9.00 a.m.
D-3
4.00 a.m.


6.4(a)
BOA receives offers from
BOBs
D-3
10.00 a.m.
D-3
5.00 a.m.


6.4(d)
BOA notifies Borrower of
offers
D-3
2.00 p.m.
D-3
9.00 a.m.


6.5(a)
and
6.4(b)

Borrower accepts or rejects
offers

D-3
3.30 p.m.

D-3
10.30 a.m.


6.5(c)
BOA informs BOBs of results
of offers
D-3
5.00 p.m.
D-3
12 noon

                           SCHEDULE 6

            ALTERNATIVE FORM OF NOVATION CERTIFICATE







                       NOVATION AGREEMENT



                 DATED [                      ]



      relating to a $300,000,000 Revolving Credit Facility


                              for


                      CARNIVAL CORPORATION



                          arranged by



               NATIONSBANC CAPITAL MARKETS, INC.











                         ALLEN & OVERY
                             London
THIS AGREEMENT is dated [    ] between:

(1)  CARNIVAL CORPORATION (the "Company");

(2) NATIONSBANC CAPITAL MARKETS, INC. as arranger (in this capacity the "Arranger");

(3) NATIONSBANK, N.A. as the bank party to the Credit Agreement (as defined below) as at today's date as a Committed Bank, an Uncommitted Bank and the Swingline Bank (the "Existing Bank");

(4)  THE FINANCIAL INSTITUTIONS listed in Parts II and III of
     Schedule 1 as the banks who wish to accede to the Credit
     Agreement as Banks (the "New Banks"); and

(5) NATIONSBANK, N.A., London Branch as facility agent (in this capacity the "Facility Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions
     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "Credit Agreement"
     means the Credit Agreement dated [           ],1996 between
     the Company, the Arranger, the Existing Bank, the Bid Option
     Agent and the Facility Agent.

     "Effective Date"
     means
     [                                                        ].

1.2  Incorporation of Credit Agreement definitions
     Terms defined in the Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

1.3  Incorporation
     Clauses 1.2 (Construction), 31 (Severability) and 32
     (Counterparts) of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

2.   CONSENT, CONFIRMATION AND DESIGNATION

2.1  Consent and confirmation
     The Borrowers, the Arranger, the Existing Bank and the Facility Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

2.2  Designation
     The Facility Agent and the Company hereby designate this Agreement a Finance Document.

3.   NOVATION

3.1 Novation of Commitments and related rights and obligations and new Bid Option Banks
     On the Effective Date (regardless of whether a Default is then continuing):

     (a) each New Bank named in Part I of Schedule 1 will become a Committed Bank under the Credit Agreement with a Commitment as set out opposite its name in Schedule 2;

     (b) the Existing Bank's Commitment shall be and be deemed to be reduced down to the level set out opposite its name in
          Schedule 2; and

     (c) each New Bank named in Part II of Schedule 1 will become a Bid Option Bank;

     (d) (i) each New Bank named in Part I of Schedule 1 will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Committed Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and
               (b) above; and

          (ii) each New Bank named in Part II of Schedule 1 agrees to be bound by the terms of the Facility Agreement as a Bid Option Bank in accordance with the terms of Clause 27.4 (Changes in the Bid Option Banks and the Bid Option Agent) of the Facility Agreement.

3.2  Amounts due on or before the Effective Date
(a) All amounts (if any) payable to the Existing Bank by the Obligors on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Bank, and none of the New Banks shall have any interest in, or any rights in respect of, any such amount.

(b)  If any Committed Advance falls to be made on the Effective Date:

     (i)  the Facility Agent will promptly notify each of the New
          Banks named in Part I of Schedule 1 of that fact (and the amount of its participation in that Committed Advance in accordance with paragraph (ii) below); and

     (ii) the Existing Bank and each New Bank named in Part I of
          Schedule 1 shall participate in that Committed Advance (subject to the terms of the Credit Agreement) as if the novation of Commitments under Clauses 3.1(a) and (b) (Novation of Commitments and related rights and obligations and new Bid Option Banks) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date, and each Borrower acknowledges that the Existing Bank will not be obliged to participate in any such Loan to any greater extent.

3.3  Administrative details
     Each New Bank has delivered to the Facility Agent its initial details for the purposes of Clause 33 (Notices) of the Credit Agreement.

4.   NATURE OF THIS AGREEMENT

     For the avoidance of doubt, the parties to this Agreement agree that the transfer of rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

     (a)  Schedule 2 is substituted for Schedule 1 to the Credit
          Agreement on the Effective Date; and

     (b) this Agreement being a Novation Certificate, Clause 27.3(c) (Procedure for novations) of the Credit Agreement shall apply to the rights and obligations transferred, assumed and released under Clauses 3.1 (Novation of Commitments and related rights and obligations and new Bid Option Banks) of this Agreement and to the associated rights and obligations under the Finance Documents.

5.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
                           SCHEDULE 1

                        VARIOUS PARTIES

                             PART I

                    The New Committed Banks

[                          ]







                            PART II

                    The New Bid Option Banks

        [                                             ]

                          SCHEDULE 2

                     Banks and Commitments




Banks                                                  Commitments
                                                            $








                                                        ____________

                                   Total Commitments    $300,000,000
                                                        ____________

                          SIGNATORIES


Company
CARNIVAL CORPORATION

By:




Arranger
NATIONSBANC CAPITAL MARKETS, INC.

By:




Agent

NATIONSBANK, N.A., LONDON BRANCH

By:




Existing Bank
NATIONSBANK, N.A.

By:




New Banks
[                                  ]
                           SCHEDULE 7

                  CALCULATION OF THE MLA COST


(a) The MLA Cost for a Swingline Advance denominated in Sterling is calculated in accordance with the following formula:-

     BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
          100-(B + S)

     where on the day of application of the formula:-

     B is the percentage of the Facility Agent's eligible liabilities which the Bank of England requires the Facility Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Facility Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England, which percentage shall (in the absence of evidence that any other figure is appropriate) be conclusively presumed to be 5 per cent.;

     X is the rate at which secured Sterling deposits may be placed by the Facility Agent with members of the London Discount Market Association at or about 11.00 a.m. on that day for the relevant period or, if greater, the rate at which Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11.00 a.m. on that day;

     S is the percentage of the Facility Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 3:-

     (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

          (ii) "relevant period" in relation to a Swingline
               Advance, means 3 months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) (i) The formula is applied on the first day of each relevant period comprised in the Term of the relevant Swingline
          Advance.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Facility Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Facility Agent shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.

             SIGNATORIES TO THE FACILITY AGREEMENT


Company

CARNIVAL CORPORATION

By:/s/ Arnaldo Perez




Arranger

NATIONSBANC CAPITAL MARKETS, INC.

By:/s/ Thomas W.  Bunn




Committed Bank, Bid Option Bank and Swingline Bank

NATIONSBANK, N.A.

By:/s/ Bennie H.  Duck




Facility Agent and Bid Option Agent

NATIONSBANK, N.A., LONDON BRANCH

By:/s/ Bennie H.  Duck